                                  Exhibit 10.10

                                  OFFICE LEASE

                                  ------------

                              CARRIER CENTER DALLAS

                        DALLAS CARRIER ASSOCIATES, LTD.,

                           a Texas limited partnership

                                  as Landlord,

                                       and

                                UNIVERSAL ACCESS,

                            an Illinois corporation,

                                    as Tenant

                              CARRIER CENTER DALLAS

                                      INDEX

ARTICLE           SUBJECT MATTER                                       PAGE
-------           --------------                                       ----

ARTICLE 1         PREMISES, BUILDING, PROJECT, AND
                  COMMON AREAS                                          1
ARTICLE 2         LEASE TERM; OPTION TERMS                              2
ARTICLE 3         BASE RENT                                             3
ARTICLE 4         ADDITIONAL RENT                                       4
ARTICLE 5         USE OF PREMISES                                       10
ARTICLE 6         SERVICES AND UTILITIES                                10
ARTICLE 7         REPAIRS                                               14
ARTICLE 8         ADDITIONS AND ALTERATIONS                             15
ARTICLE 9         COVENANT AGAINST LIENS                                16
ARTICLE 10        INSURANCE                                             17
ARTICLE 11        DAMAGE AND DESTRUCTION                                19
ARTICLE 12        NONWAIVER                                             21
ARTICLE 13        CONDEMNATION                                          22
ARTICLE 14        ASSIGNMENT AND SUBLETTING                             22
ARTICLE 15        SURRENDER OF PREMISES; OWNERSHIP AND
                  REMOVAL OF TRADE FIXTURES                             26
ARTICLE 16        HOLDING OVER                                          26
ARTICLE 17        ESTOPPEL CERTIFICATES                                 27
ARTICLE 18        SUBORDINATION                                         27
ARTICLE 19        DEFAULTS; REMEDIES                                    28
ARTICLE 20        COVENANT OF QUIET ENJOYMENT                           30
ARTICLE 21        SECURITY DEPOSIT                                      30
ARTICLE 22        SUPPLEMENTAL EQUIPMENT                                31
ARTICLE 23        SIGNS                                                 33
ARTICLE 24        COMPLIANCE WITH LAW                                   34
ARTICLE 25        LATE CHARGES                                          34
ARTICLE 26        LANDLORD'S RIGHT TO CURE DEFAULT;
                  PAYMENTS BY TENANT                                    34
ARTICLE 27        ENTRY BY LANDLORD                                     35
ARTICLE 28        [Intentionally Deleted]                               35
ARTICLE 29        MISCELLANEOUS PROVISIONS                              35

EXHIBITS

A        OUTLINE OF PREMISES
B        TENANT WORK LETTER

C        FORM OF NOTICE OF LEASE TERM DATES
D        RULES AND REGULATIONS
E        FORM OF TENANT'S ESTOPPEL CERTIFICATE

F        ANTENNA SPACE RIDER


                                       (a)

                              CARRIER CENTER DALLAS

                          INDEX OF MAJOR DEFINED TERMS

                                                               LOCATION OF
                                                               DEFINITION IN
DEFINED TERMS                                                  OFFICE LEASE
-------------                                                  -------------

Abatement Event                                                           13
Additional Amp Access Fee                                                 10
Additional Rent                                                            4
Alterations                                                               15
Antenna                                                            Exhibit H
Antenna Conduit                                                    Exhibit H
Antenna Conduit Space                                              Exhibit H
Antenna Space                                                      Exhibit H
Antenna Space Effective Date                                       Exhibit H
Auxiliary Space                                                           31
Base Building                                                             15
Base Rent                                                                  3
Base Year                                                                  4
Brokers                                                                   38
Building                                                                   1
Building Common Areas                                                      1
Building Structure                                                        14
Building Systems                                                          14
Carrier Center Dallas                                                      1
CDS                                                                       13
Claims                                                                    32
Common Areas                                                               1
Connecting Equipment                                                      31
Customer Subleases                                                        25
Customers                                                                 25
Damage Termination Date                                                   21
Damage Termination Notice                                                 21
Direct Expenses                                                            4
Effective Date                                                             4
Eligibility Period                                                        13
Emergency Generator                                                       11
Estimate                                                                   9
Estimate Statement                                                         9
Estimated Excess                                                           9
Excess                                                                     8
Expense Year                                                               4
Fair Rental Value                                                          3
Fire-Suppression System                                                   30
Force Majeure                                                             37
Generator Access Fee                                                      11
Generator Maintenance Fee                                                 11
HVAC                                                                      10
Landlord                                                                   i
Landlord Parties                                                          17
Landlord Repair Notice                                                    19
Lease                                                                      i
Lease Commencement Date                                                    2
Lease Expiration Date                                                      2
Lease Term                                                                 2
Lease Year                                                                 2


                                       (b)

License                                                                   30
Lines                                                                     31
Mail                                                                      37
MDF                                                                       13
MPOE                                                                      13
Notices                                                                   37
Operating Expenses                                                         4
Option Rent                                                                3
Option Rent Notice                                                         3
Original Tenant                                                            2
Premises                                                                   1
Project                                                                    1
Project Common Areas                                                       1
Renovations                                                               39
Rent                                                                       4
Security Deposit                                                          30
Statement                                                                  8
Subject Space                                                             22
Summary                                                                    i
Supplemental Equipment                                                    31
Tax Expenses                                                               7
Tenant                                                                     i
Tenant Damage Event                                                       20
Tenant Work Letter                                                         1
Tenant's Conduit                                                          31
Tenant's HVAC Equipment                                                   30
Tenant's Share                                                             8
Transfer Notice                                                           22
Transfer Premium                                                          24
Transferee                                                                22
Transfers                                                                 22


                                       (c)

                              CARRIER CENTER DALLAS

                                  OFFICE LEASE

        This Office Lease (the "LEASE"), dated as of the date set forth in
Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between DALLAS CARRIER ASSOCIATES, Ltd., a Texas limited partnership ("LANDLORD"), and UNIVERSAL ACCESS, an Illinois corporation ("TENANT").

                       SUMMARY OF BASIC LEASE INFORMATION


TERMS OF LEASE                               DESCRIPTION


1.      Date:                                May 20 1999 (the "EFFECTIVE DATE")

2.      Premises
        (Article 1).

        2.1     Building:                    400 South Akard St.
                                             Dallas, Texas

        2.2     Premises:                    Approximately 8,000 rentable square
                                             feet of space located on the 6th
                                             floor of the Building, and known as
                                             Suite 605, as further set forth in
                                             EXHIBIT A to the Office Lease.

3.      Lease Term
        (Article 2).

        3.1      Length of Term:             One hundred eighty (180) months.

        3.2      Lease Commencement Date:    The earlier to occur of (i) the
                                             date upon which Tenant first
                                             commences to conduct business in
                                             the Premises, and (ii) the date
                                             which is one hundred eighty (180)
                                             days following the Effective Date
                                             (as that term is defined in Section
                                             1 of the Summary of Basic Lease
                                             Information above). The Target
                                             Lease Commencement Date is November
                                             10, 1999

        3.3      Lease Expiration Date:      The date immediately preceding the
                                             one hundred eighty (180) month
                                             anniversary of the Lease
                                             Commencement Date.

4.      Base Rent (Article 3):

                                                                                                   Annual
                                                               Monthly                            Rental Rate
        Months of                    Annual                    Installment                        per Rentable
        Lease Term                   Base Rent                 of Base Rent                       Square Foot
        ----------                   ---------                 ------------                       -----------
        1-12                         $152,000.00               $12,666.67                         $19.000

        13-24                        $155,040.00               $12,920.00                         $19.380

        25-36                        $158,140.80               $13,178.40                         $19.768

        37-48                        $161,303.62               $13,441.97                         $20.163

        49-60                        $164,529.69               $13,710.81                         $20.566

        61-72                        $167,820.28               $13,985.02                         $20.978

        73-84                        $171,176.69               $14,264.72                         $21.397

        85-96                        $174,600.22               $14,550.02                         $21.825

        97-108                       $178,092.23               $14,841.02                         $22.262


                                       (i)

        109-120                      $181,654.07               $15,137.84                         $22.707

        121-132                      $185,287.15               $15,440.60                         $23.161

        133-144                      $188,992.89               $15,749.41                         $23.624

        145-156                      $192,772.75               $16,064.40                         $24.097

        157-168                      $196,628.21               $16,385.68                         $24.579

        169-180                      $200,560.77               $16,713.40                         $25.070

5.      Base Year Calendar year 1999. (Article 4):

6.      Tenant's Share                       Approximately 3.81%.
        (Article 4):

7.      Permitted Use                        General office use and
        (Article 5):                         telecommunications switching
                                             consistent with a first-class
                                             telecommunications building

8.      Security Deposit                     $16,713.40
        (Article 21):

9.      Address of Tenant                    100 N. Riverside Plaza
        (Section 29.18):                     Suite 2200
                                             Chicago, IL 60606
                                             Attn: Peter Burns
                                             (Prior to Lease Commencement Date)

                                             400 South Akard St,
                                             Suite 605
                                             Dallas, TX
                                             (After Lease Commencement Date)

10.     Address of Landlord                  See Section 29.18 of the Lease.
        (Section 29.18):

11.     Broker(s)                            Landlord's Representative
        (Section 29.24):                     Telecom Real Estate Services, Inc.
                                             617 S. Olive Street, Suite 810
                                             Los Angeles, CA 90071

                                             Tenant's Representative
                                             Dean Topping & Co.
                                             801 W. Adams St., Suite 200
                                             Chicago, IL 60607


                                      (ii)

                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS

        1.1     PREMISES, BUILDING, PROJECT AND COMMON AREAS.

                1.1.1 THE PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises"). The outline of the Premises is set forth in EXHIBIT A attached hereto. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of EXHIBIT A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the work letter attached hereto as EXHIBIT B (the "TENANT WORK LETTER"), Landlord shall not be obligated to provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its "AS IS" condition on the Commencement Date. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair subject to (i) the completion of the Base Premises Work and
(ii) any latent defects identified by Tenant in writing to Landlord within the first ninety (90) days following the Effective Date.

                1.1.2 THE BUILDING AND THE PROJECT. The Premises are part of the building set forth in Section 2.1 of the Summary (the "BUILDING"). The Building is part of an office project known as "Carrier Center Dallas." The term "PROJECT," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project; provided that if Landlord adds any areas to the Project pursuant to item (iii) above, Tenant's Share shall be equitably adjusted.

                1.1.3 COMMON AREAS. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "COMMON AREAS"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "PROJECT COMMON AREAS," as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term "BUILDING COMMON AREAS," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that such alterations or additions do not materially interfere with or unreasonably disturb Tenant's use and occupancy of the Premises.

                1.1.4 ACCESS. Landlord agrees that, subject to Landlord's reasonable rules and regulations, and access control systems and procedures, Tenant shall have access to the Premises 24 hours a day, 365 days a year during the Lease Term. Landlord shall allow Tenant access to the Premises from and after the Effective Date until the Commencement Date (the "EARLY OCCUPANCY PERIOD") for the purpose of Tenant installing Tenant's equipment or fixtures (including Tenant's data and switching equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 1.1.4, Tenant shall submit a schedule to Landlord, for its approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall abide by all terms of this Lease (excepting the payment of Base Rent pursuant to Section 3.1 unless Tenant commences business operations in the Premises) during the Early Occupancy Period and shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to any early occupancy of the Premises.

                1.1.5 RENTABLE SQUARE FEET. The rentable square feet of the Premises are approximately as set forth in Section 2.2 of the Summary, and the rentable square feet of the Building is approximately as set forth in Section
2.1 of the Summary. For purposes hereof, the "rentable square feet" of the Premises shall be calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 ("BOMA"), as reasonably modified for the Project pursuant to Landlord's standard rentable area measurements for the Project, to include, among other calculations, a portion of the common areas and service areas of the Building and Project. The rentable square feet of the Premises and the rentable square feet of the Building and/or Project are not subject to adjustment or remeasurement by Tenant, but are subject to verification from time to time by Landlord through Landlord's planner/designer, and such verification shall be made in accordance with the provisions of this Section 1.1.5. Landlord will confirm the rentable square feet of the Premises following completion of the Base Premises work (as defined in the Tenant Work Letter). The determination of Landlord's planner/designer shall be conclusive and binding upon the parties. In the event that Landlord's planner/designer determines that the rentable square footage shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect rentable square feet (including, without limitation, the amount of the Base Rent and Tenant's Share) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

                                    ARTICLE 2

                            LEASE TERM; OPTION TERMS

        2.1 LEASE TERM. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "LEASE COMMENCEMENT DATE"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "LEASE EXPIRATION DATE") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in EXHIBIT C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

        2.2     OPTION TERM.

                2.2.1 OPTION RIGHT. Landlord hereby grants the Tenant named in the Summary and any permitted transferee pursuant to Section 14.7, below (collectively, the "ORIGINAL TENANT"), two (2) options to extend the Lease Term for a period of five (5) years each (the "OPTION TERM"), which options shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of any such notice, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease more than one (1) time during the last twenty four (24) months of the Lease Term. Upon the proper exercise of any such option to extend, and provided that, as of the end of the Lease Term, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease more than one (1) time during the last twenty four (24) months of the Lease Term, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of Tenant's interest in this Lease) if Original Tenant occupies the entire Premises (except for the occupancy of any permitted Customers [as defined in Section 14.6 below]).

                2.2.2   OPTION RENT. The "Rent," as that term is defined in
Section 4.1, below, payable by Tenant during the applicable Option Term (the "Option Rent") shall be equal to the greater of (i) the "Fair Rental Value" for the Premises as of the commencement of the then applicable Option Term, and (ii) the Rent payable by Tenant for the period immediately prior to the end of the Lease Term or then applicable Option Term. The "FAIR RENTAL VALUE" shall mean the rent (including the obligation to directly pay electrical and janitorial expenses and including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants using their premises predominantly for telecommunications oriented purposes as of the commencement of the then applicable Option Term, are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises for a term of five (5) years, which comparable space is located in the Building or in comparable buildings in the downtown Dallas office market.

                2.2.3 EXERCISE OF OPTION. The applicable option contained in this Section 2.2 shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the applicable Lease or Option Term, stating that Tenant may be interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "OPTION RENT NOTICE") to Tenant not less than six (6) months prior to the expiration of the applicable Lease or Option Term, setting forth Landlord's determination of the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date (the "EXERCISE DATE") which is the earlier of (A) the date occurring five (5) months prior to the expiration of the applicable Lease or Option Term, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord ("TENANT'S EXERCISE NOTICE"). Tenant's failure to deliver Tenant's Exercise Notice on or before the Exercise Date, shall be deemed to constitute Tenant's waiver of its extension rights hereunder.

                2.2.4 Tenant shall have no right to object to the Option Rent provided by Landlord, and if Tenant disagrees with Landlord's determination of the Option Rent but Landlord and Tenant are unable to resolve such disagreement as to the Option Rent prior to the Exercise Date, then either (i) Tenant shall accept Landlord's determination of the Option Rent by exercising its option to extend the applicable Lease or Option Term by delivering Tenant's Exercise Notice to Landlord on or before the Exercise Date, or (ii) Tenant shall be deemed to have relinquished its option to extend the applicable Lease or Option Term, in which event Tenant's options to extend the applicable Lease or Option Term shall be null and void as of the Exercise Date, and Landlord and Tenant shall have no further liability to the other under this Section 2.2.

                                    ARTICLE 3

                                    BASE RENT

        3.1 BASE RENT. Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent for the Premises ("BASE RENT") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

        3.2 BASE RENT ABATEMENT. Notwithstanding anything to the contrary contained in Section 3.1, Landlord hereby waives Tenant's obligation to pay Base Rent for the first twelve (12) months after the Lease Commencement Date (the "ABATEMENT PERIOD"). Landlord agrees to waive Tenant's obligation to pay Base Rent for the period stated above; provided, however, that if at any time during the Abatement Period Landlord issues a notice to Tenant respecting a default on the part of Tenant which default is not cured within the applicable grace period, if any, Landlord's agreement to waive payment of Base Rent shall be immediately revoked without further notice to Tenant, and any previous waiver of Base Rent, Landlord shall be null and void. In any such notice given by Landlord, Landlord shall have the right to demand any and all Base Rent which would have been due and payable in accordance with the Lease absent the waiver contained in this Section 3.2. Notwithstanding anything to the contrary contained in this Section 3.2, Tenant shall be required to make all payments of Direct Expenses (including without limitation any Generator Maintenance Fee or Condenser Water Charge) during the Abatement Period and throughout the Lease Term.

                                    ARTICLE 4

                                 ADDITIONAL RENT

        4.1     GENERAL TERMS. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively allocated to the tenants of the Building, to the extent such Direct Expenses allocated to the tenants of the Building are in excess of Tenant's share of Direct Expenses applicable to the "BASE YEAR," as that term is defined in Section 4.2.1 of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including without limitation the Conduit Rental described in Section 6.4 below), are hereinafter collectively referred to as the "ADDITIONAL RENT", and the Base Rent and the Additional Rent are herein collectively referred to as "RENT." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this
Article 4 that accrue during the Lease Term shall survive the expiration of the Lease Term.

        4.2 DEFINITIONS OF KEY TERMS RELATING TO ADDITIONAL RENT. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

                4.2.1 "BASE YEAR" shall mean the period set forth in Section 5 of the Summary.

                4.2.2 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

                4.2.3 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

                4.2.4 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (except for utilities provided to the Premises or to the premises of other tenants in the Building), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with any governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project, and the amounts of insurance deductibles or self-insured losses to the extent otherwise includable in Operating Expenses; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof;
(v) costs incurred in connection with any parking areas servicing the Building;
(vi) fees and other costs, including management fees (such management fees to be consistent with fees charged in other first class office building in the Dallas Market), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project (including city sidewalks); (vii) payments under any equipment rental agreements and the fair rental value in the Building of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building except as specifically excluded in Item G below; (xi) the cost of janitorial (except for janitorial services provided to the Premises or to the premises of other tenants in the Building), alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in the Project and in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time by Bank of America, a national banking association, or its successors, as its prime rate, plus two percent (2%) per annum (the "Interest Rate)) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Project required to keep the Project in good order or condition, or (D) that are required under any governmental law or regulation that come into effect following the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized (including interest on the unamortized cost at the Interest Rate in effect at the time such expenditure is placed in service) over its useful life as Landlord shall reasonably determine, except as specifically excluded in Item G below; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is less than ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Building been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages. In no event shall the components of Direct Expenses for any Expense Year related to electrical costs be less than the components of Direct Expenses related to electrical costs in the Base Year.

                Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

                (A) bad debt expenses and interest, principal payments, attorneys' fees, points and fees on debts, including lender costs and closing costs (except in connection with the financing of items which may be included in Operating Expenses) or amortization on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Building or Project;

                (B) marketing costs, including leasing commissions, incurred in connection with lease, sublease and/or assignment transactions with present or prospective tenants or other occupants of the Project;

                (C) legal fees incurred in negotiating and enforcing tenant leases;

                (D) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Project;

                (E) the cost of providing any service directly to and paid directly by any tenant;

                (F) costs of any items (including, but not limited to, costs incurred by Landlord for the repair of damage to the Project or for items which are reimbursable under any contractor, manufacturer or supplier warranty), to the extent Landlord receives reimbursement from insurance proceeds (or would have received had Landlord maintained the insurance required under this Lease) or from a contractor, manufacturer, supplier or any other third party (other than reimbursement by tenants pursuant to the Operating Expenses pass-through provisions of their leases); such proceeds shall be credited to Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses;

                (G) costs of capital additions, capital alterations or capital improvements (including any replacements) in excess of a total of $15,000 for the Building per Expense Year, except those set forth in Section
4.2.4 (xiii) above;

                (H) depreciation, amortization and interest payments, except as specifically included in Operating Expenses pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with standard accounting practices and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

                (I)     Tax Expenses;

                (J) expenses in connection with services, utilities or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project without charge, including, but not limited to, above-Building standard heating, ventilation and air conditioning, janitorial services and exclusive use of common areas;

                (K) costs and the overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis;

                (L) Landlord's general corporate overhead and general and administrative expenses;

                (M) advertising and promotional expenditures, and costs of signs in or on the Project identifying the owner of the Project or other tenants' signs;

                (N) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due;

                (O) costs arising from Landlord's charitable or political contributions;

                (P) costs, penalties, fines, awards or interest necessitated by or resulting from the gross negligence or willful misconduct of Landlord, or any of its agents, employees or independent contractors;

                (Q) rent and other payments under any ground or underlying lease of the Building or Project;

                (R) costs, including, but not limited to, attorneys' fees associated with the operation of the business of the partnership or entity which constitutes Landlord or other real property owned by Landlord as the same are distinguished from the costs of the maintenance, repair and operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, and costs of any disputes between Landlord and its employees, disputes of Landlord with Project management or personnel;

                (S) the cost of correcting any latent defects in the initial design or construction of the Building or the Project improvements other than any cost arising out of Tenant's Work;

                (T) costs of removing or remediating any asbestos or asbestos containing materials in the Project;

                (U) costs incurred to remove, remedy, contain, or treat hazardous materials, which (i) were in existence in the Building or Project prior to the Lease Commencement Date, or (ii) are brought into the Building or Project prior to or after the Lease Commencement Date by Landlord or Landlord's employees, agents, contractors or tenants and which are of such a nature, at the time of such introduction, that a federal, state or municipal governmental authority, if it had then had knowledge of such hazardous materials would have then required the removal of such hazardous materials or other remedial or containment action with respect thereto; and

                (V) wages or salaries of employees or attendants in parking garages, newsstands or other commercial concessions, if any, operated by Landlord in the Building.

                4.2.5   TAXES.

                        4.2.5.1 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

                        4.2.5.2 Tax Expenses shall include, without limitation:
(i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the

Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                        4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Tax Expenses under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section
4.2.8 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and
(iii) any items paid by Tenant under Section 4.5 of this Lease.

                        4.2.5.4 The amount of Tax Expenses for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as "Base Taxes." Subject to Section 4.4 below, Base Taxes shall be adjusted to the amount of Tax Expenses that would be expected to be incurred during the Base Year if the Project was 95% occupied and fully assessed for real estate tax purposes.

                4.2.6   "TENANT'S SHARE" shall mean the percentage set forth in
Section 6 of the Summary, and is based on the ratio of the rentable square footage of the Premises to the total rentable square footage of the Building.

        4.3 CALCULATION AND PAYMENT OF ADDITIONAL RENT. Tenant shall pay to Landlord, in the manner set forth in Section 4.3.1 below, the Additional Rent as follows:

                4.3.1 CALCULATION OF EXCESS. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of the amount of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in
Section 4.3.2, below, and as Additional Rent, an amount equal to such excess of the Direct Expenses, as applicable (the "Excess").

                4.3.2 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT. Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in
Section 4.3.3, below provided that if the Statement shows that no Excess is present, Landlord shall apply any Estimated Excess actually received by Landlord from Tenant towards Tenant's next payment of Direct Expenses; provided further that if the difference between the Statement and the Estimated Excess paid by Tenant is greater than one twelfth (12th) of the Estimated Excess then Landlord shall deliver such difference directly to Tenant rather than crediting Tenant's next payment of Direct Expenses. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of

Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall immediately pay to Landlord such amount. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

                4.3.3 STATEMENT OF ESTIMATED DIRECT EXPENSES. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "ESTIMATED EXCESS") as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

        4.4     TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY
RESPONSIBLE.

                4.4.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment (including without limitation Tenant's switching and antenna equipment), furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

                4.4.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes by the tax assessor of the City of Dallas (or the equivalent taxing authority) at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of
Section 4.4.1, above.

                4.4.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                                    ARTICLE 5

                                 USE OF PREMISES

        5.1 PERMITTED USE. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

        5.2 PROHIBITED USES. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant shall not allow occupancy density of use of the Premises which is greater than the average density of the other tenants of the Building. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in EXHIBIT D, attached hereto, or in violation of the laws of the United States of America, the State of Texas, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will in any way materially damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

        6.1 STANDARD TENANT SERVICES. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

                6.1.1 Heating and air conditioning ("HVAC") service in the Premises will be provided by Tenant, at Tenant's sole cost and expense, through separate package units which shall be subject to the direct control of Tenant. Subject to Landlord's prior written approval of Tenant's plans and specifications, Tenant shall have the right to install in a location within the Premises and/or Project designated in writing by Landlord "Tenant's HVAC Equipment" pursuant to Article 22 below. The acquisition and operation of Tenant's HVAC Equipment (including without limitation the purchase, installation, and maintenance thereof) shall be at Tenant's sole cost and expense, and the electrical consumption resulting from Tenant's usage of Tenant's HVAC equipment shall be separately metered, billed to Tenant and paid by Tenant pursuant to Section 6.1.2 below.

                6.1.2 Landlord shall provide Tenant with access to up to 800 amps of power at 480 volts, three-phase wiring (there shall be no fee imposed by Landlord for such initial amperage) provided that Tenant shall be responsible for installing in the Premises, at Tenant's sole cost and expense and subject to Landlord's prior approval of the plans and specifications therefor, a transformer tying into the Building's bus duct system to obtain such electrical supply for the Premises. Tenant may, subject to availability, purchase additional amps for the Premises from Landlord, for a one time access fee (the "Additional Amp Access Fee") of $250.00 per amp. The cost of such electrical supply shall be separately metered to the Premises at Tenant's sole cost and expense (including without limitation, the cost of any metering equipment or the installation cost thereof). Tenant shall pay directly to Landlord within ten
(10) days after receipt of written demand and as additional rent under this Lease (and not as part of Operating Expenses) the cost of all electricity, HVAC, gas and water provided to and/or consumed in the Premises or by Tenant's Equipment (including without limitation Tenant's HVAC equipment). In addition, Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises. Notwithstanding anything in this Lease to the contrary, Landlord shall have the right to meter and test Tenant's connected amperage load used at the Premises, and in the event that over a thirty (30) day period, Landlord's metering and testing procedures demonstrate that Tenant is not utilizing on a daily average business day basis, all of the amps initially reserved by Tenant in this Section 6.1.2, Landlord may reclaim up to seventy-five percent of any amperage Landlord reasonably determines through such process is being unused by Tenant.

                6.1.3 Landlord shall not provide janitorial services to the Premises. Tenant shall be solely responsible, at Tenant's sole cost and expense, for keeping all areas of the Project used by Tenant, in a neat, clean and safe condition, and for performing all janitorial services and other cleaning of the Premises appropriate to maintain the Premises in a manner consistent with a first-class telecommunications building; provided that Tenant shall use Landlord's designated Building janitorial company for all janitorial services within the Project.

                6.1.4 Landlord shall furnish unheated water from mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's prior written consent, and heated water for lavatory purposes from regular building supply in such quantities as required in Landlord's judgment for the comfortable and normal use of the Premises. Tenant shall pay Landlord, as Additional Rent, for any additional water which is furnished for any other purpose. The amount that Tenant shall pay Landlord for such additional water shall be the average price per gallon charged to the Landlord for the Building by the entity providing water.

        6.2 EMERGENCY GENERATOR. Landlord has installed for the benefit of the tenants of the Building an emergency generator (the "EMERGENCY GENERATOR") in the Building which is in service as of the execution of this Lease. Tenant shall reserve 300 Kilowatts of emergency power from the Emergency Generator to be used in the event of an interruption of normal electrical service to the Premises during the Lease Term, provided that Tenant pays to Landlord on the first business day immediately following the expiration of the Abatement Period a one-time fee in an amount equal to $500.00 per kilowatt of emergency power so reserved (the "GENERATOR ACCESS FEE") and a monthly maintenance fee for the Emergency Generator in an amount equal to $1.20 per month per kilowatt of reserved emergency power (the "GENERATOR MAINTENANCE FEE"). Tenant shall also pay the costs to connect the Premises to the Emergency Generator as described in
Section 6.2.3 below.

                6.2.1 Tenant may elect to terminate its rights and obligations under this Section 6.2 and the use of the Emergency Generator granted hereunder, upon giving written notice to Landlord at least sixty (60) days prior to the effective date of such termination. In the event of any such termination, Tenant shall not be entitled to any reimbursement for sums expended pursuant to Sections 6.2 or 6.2.3.

                6.2.2 Tenant's use of such emergency power shall be in accordance with such rules and regulations as may be established by Landlord from time to time.

                6.2.3 Landlord shall repair and maintain the Emergency Generator, provided that Tenant shall reimburse Landlord upon demand, as Additional Rent hereunder, for the cost of any repairs or extraordinary maintenance for the Emergency Generator necessitated by acts of Tenant or Tenant's employees, contractors, assignees, sublessees, agents, licensees or invitees. In addition, any installation of equipment, wiring or cabling in the Premises, the Building or the Project for the purpose of enabling Tenant to access the Emergency Generator shall be performed by Landlord in accordance with plans and specifications approved by the parties in writing in advance, and Tenant shall reimburse Landlord for the costs of such installation, including, but not limited to, design fees and costs of demolition.

                6.2.4 Tenant acknowledges and agrees that in order to ensure that the cumulative electrical loads on the emergency generators servicing the Project stay within the maximum capabilities of the emergency generators, Tenant shall be required to automatically shed a portion of Tenant's total electrical load to the Emergency Generator to ensure that Tenant's equipment does not use more than the number of Kilowatts reserved by Tenant pursuant to Section 6.2 above. Tenant covenants that such load shed shall occur simultaneously whenever transfer is made to the Emergency Generator, and Landlord shall have the right to test Tenant's load shed compliance on reasonable advance notice. Tenant shall, within ten (10) days of the Lease Commencement Date, deliver to Landlord, for Landlord's review and approval, all plans, specifications and other engineering documentation (including without limitation, single-line diagrams, load summaries and equipment specifications) required by Landlord or Landlord's agents showing Tenant's procedure for load shedding of electrical load in the Premises.

                6.2.5 The provision of Emergency Generator service by Landlord to Tenant shall be subject to the terms and provisions of this Lease.

        6.3 CONDENSER WATER. Landlord shall install for the benefit of the tenants of the Building a central condenser water plant (the "CONDENSER WATER PLANT") to provide each floor of the Building with available condenser water. Tenant shall further be responsible for all costs associated with connecting the Leased Premises to the condenser water loop located on the same floor as the Leased Premises (the "CONDENSER WATER LOOP"). Tenant hereby instructs Landlord to reserve 120 tons of condenser water per year (the "Reserved Condenser Water") for Tenant's use in the Premises, at the hourly rate then charged by Landlord for the Reserved Condenser Water ("CONDENSER WATER CHARGE") (which as of the date of this Lease is $0.075 per ton per hour). The Condenser Water Charge shall be deemed as additional rent hereunder, and Tenant shall pay the Condenser Water Charge to Landlord along with, and in the same manner as, Tenant's monthly installment of Base Rent.

                6.3.1 Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, claim and liability (including all attorneys' fees) for injuries to all persons and for damage to or loss of all property arising or alleged to arise from Tenant's use of or connection to the Condenser Water Loop.

                6.3.2 Notwithstanding any contrary provision contained herein, Landlord shall have the right to relocate, at Landlord's sole expense, the Condenser Water Loop to another location in the Building, as Landlord shall elect; provided, however, that no such relocation may result in any additional cost or expense to Tenant or have any material detrimental effect on Tenant's use of the Condenser Water Loop.

                6.3.3 Tenant shall have the option, within six (6) months following the Commencement Date, to notify Landlord in writing that it desires to give back all or a portion of the Reserved Condenser Water. In the event Tenant relinquishes any Reserved Condenser Water pursuant to this Section 6.3.3, Tenant shall not be entitled to any reimbursement for sums expended pursuant to
Section 6.3 above, and shall not be entitled to reclaim any such relinquished Reserved Condenser Water during the Lease Term.

                6.3.4 Tenant shall have the right to reserve additional condenser water (the "Additional Reserved Condenser Water") from the Condenser Water Loop, provided that (i) Tenant delivers to Landlord at least thirty (30) days prior written notice of its election to reserve such Additional Reserved Condenser Water; (ii) the Additional Reserved Condenser Water requested to be reserved by Tenant is available from the Condenser Water Plant and Condenser Water Loop then installed at the Project, and (iii) Landlord shall not be obligated to install any additional condenser water plants or loops at the Project to meet Tenant's Additional Reserved Condenser Water request. Tenant shall be required to pay the Condenser Water Charge then charged by Landlord for any Additional Reserved Condenser Water so reserved by Tenant.

        6.4 INTERRUPTION OF USE. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including without limitation telephone, telecommunication and emergency power services), or for any diminution or interruption in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after commercially reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable. As a material inducement to Landlord's entry into this Lease, Tenant waives and releases any rights it may have to make repairs at Landlord's expense.

        6.5 CENTRAL CABLING DISTRIBUTION SYSTEM/BUILDING MEET ME ROOM. Tenant recognizes that Landlord desires to provide access to both existing and future telecommunications services and service providers for tenants of the Building, and Landlord has deemed it desirable to achieve this objective by providing a central telecommunications cabling distribution system ("CDS") in the Project which Landlord so designates for use by tenants of the Project and all competitive providers of telecommunications services. Accordingly, and notwithstanding anything contained in this Agreement to the contrary, Landlord reserves the right to designate a CDS, including a main demarcation frame ("MDF") for use by all tenants of the Project and all competitive service providers in order to reach tenant demarcation points or cross-connect facilities in the Building (including without limitation the which Landlord anticipates will be located on floor B-1 of the Building ("defined below")). In this event, the MDF shall serve as the minimum point of entry ("MPOE") demarcation point for service providers. The MDF shall also service as the origination point of the CDS. The Tenant demarcation point on each floor of the Building will serve as the terminating point of the CDS on that floor. Landlord reserves the right to charge Tenant, and Tenant agrees to pay, reasonable fees as established by Landlord from time to time for the right to use the CDS.

                6.5.1 Tenant shall use the CDS and its components for (i) providing all service to tenants in the Project, (ii) for making all cross-connections with tenants in the Project (including without limitation the MMR). Tenant's use of the CDS shall be in accordance with the requirements of this Lease and the Telecommunications Conduit Agreement to be executed by Tenant in the form attached hereto as EXHIBIT F.

                6.5.2 Landlord's sole responsibility in the event of interruption or other effects caused by malfunction, damage or destruction of the CDS shall be to repair or replace the CDS as necessary to eliminate the cause of malfunction or interruption, the cost of which shall be borne by Tenant if the problem was caused directly or indirectly by Tenant, its employees, agents or licensees. Notwithstanding the foregoing, Landlord's obligation to repair or replace the CDS shall apply only to the extent necessary to reach premises in the Building that are then used by tenants after the malfunction, damage or destruction or that, if damaged or destroyed, will be again used by tenants of the Building upon completion of restoration or repair thereof. In no event shall Tenant have any right to make any claim against Landlord whatsoever for any damages, whether direct, indirect or consequential, in any such circumstance, Tenant's remedy being limited to a claim for specific performance of Landlord's obligation to repair or replace as specified above.

                6.5.3 Tenant acknowledges that Landlord may elect to install a meet me room on floor B-1 of the basement of the Building (the "MMR"), and in the event such a MMR is installed and Tenant is not the lessee or operator of such MMR, Landlord shall pay any incremental cost required to be paid by Tenant for the use of one (1) 6' x 8' cage in the MMR over the following costs: (i) 1,000/per month for a 6' by 8' cage and (ii) no installation fee for such cage.

        6.6     SPECIAL ABATEMENT OF RENT. Notwithstanding the provisions of
Section 6.3 above to the contrary, in the event that during the Lease Term Tenant is prevented from effectively conducting its business, and does not conduct its business in the Premises or any portion thereof as a direct result of (i) any failure by Landlord to provide any of the essential utilities and services to the Premises required to be provided by Landlord under Section 6.1 of this Lease, (ii) any failure by Landlord to provide access to the Premises, or (iii) Landlord's failure to promptly, timely and diligently perform any repairs, maintenance or alterations required by this Lease to be performed by Landlord, after the Lease Commencement Date, which substantially interferes with Tenant's ability to conduct its business in the Premises or (iv) the material interference with or unreasonable disturbance of Tenant's ability to conduct business operations in the Premises pursuant to the provisions of Sections 1.1.3, 29.30, 29.32 and Article 27 herein, (any such set of circumstances as set forth in items (i) through (iv), above, to be known as an "ABATEMENT EVENT"), then Tenant shall give Landlord notice of such Abatement Event. If such Abatement Event continues for three (3) consecutive business days after Landlord's receipt of any such notice from Tenant ("ELIGIBILITY PERIOD"), then the Rent for the Premises shall be abated or reduced, as the case may be, during such time after the Eligibility Period that Tenant continues to be so prevented from conducting its business in, and does not conduct its business in, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not reasonably sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not effectively conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent shall be abated for such time as Tenant continues to be so prevented from conducting business operations therein, and does not conduct business operations therein. If, however, Tenant re-occupies any portion of the Premises during such period, the Rent allocable to such re-occupied portion, based on the proportion that the rentable square feet of such re-occupied portion of the Premises bears to the total rentable square feet of the Premises, shall be payable by Tenant from the date Tenant re-occupies such portion of the Premises. The mere presence of nonoperational equipment shall not be deemed as Tenant conducting business in the portion of the Premises so occupied by the nonoperational equipment. For purposes of this
Section 6.6, Tenant shall not be deemed to be occupying or using the Premises merely by having Tenant's furniture or personal property remaining in the Premises. Such right to abate Rent shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event.

                                    ARTICLE 7

                                     REPAIRS

        7.1 LANDLORD'S REPAIRS. Landlord shall maintain and repair (i) the structural portions of the Building (the, "BUILDING STRUCTURE"), (ii) the Building's mechanical, electrical, life safety, plumbing, sprinkler and HVAC systems located outside the Premises (collectively, the "BUILDING SYSTEMS"), and
(iii) the Common Areas. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to pay for the cost of repairs to the Building Structure, the Building Systems and/or the Common Areas to the extent required because of (i) Tenant's use of the Premises for other than normal and customary telecommunications operations, and/or (ii) Tenant's Alterations (as defined in Section 8.1 below).

        7.2 TENANT'S REPAIRS. Subject to Landlord's repair obligations set forth in Section 7.1 above, Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures, equipment (including without limitation the Supplemental Equipment) and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation
Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree, provided that Landlord shall use commercially reasonable efforts to ensure that any such repairs, alterations or improvements do not materially interfere with or unreasonably disrupt Tenant's use and occupancy of the Premises.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

        8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

        8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list approved by Landlord, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term if Landlord gave Tenant written notice that such removal would be required at the time Landlord consented to such Alteration. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations an pursuant to a valid building permit, issued by the City of Dallas, all in conformance with Landlord's construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "BASE BUILDING" shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

        8.3 PAYMENT FOR IMPROVEMENTS. If payment is made directly to contractors, Tenant shall comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall reimburse Landlord for any and all reasonable costs and expenses incurred by Landlord arising from Landlord's involvement with such work.

        8.4     CONSTRUCTION INSURANCE. In addition to the requirements of
Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a form of security reasonably satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

        8.5 LANDLORD'S PROPERTY. All Alterations, improvements, fixtures, conduit, equipment (excepting Tenant's telecommunications equipment) and/or appurtenances which may be installed or placed in or about the Premises, from time to time, including any non-general office use improvements made at the time of Tenant's initial occupancy of the Premises, shall be at the sole cost of Tenant and shall be and become the property of Landlord, and shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term of this Lease, unless Landlord agreed to its removal at the time Landlord consented to such Alteration. Such fixtures, alterations, additions, repairs, improvements and/or appurtenances shall include, without limitation, the Base Premises Work (as defined in the Tenant Work Letter) and improvements, built-in utilities such as heating, ventilating and air conditioning units, floor coverings, drapes, paneling, molding, doors, kitchen and dishwashing fixtures and equipment, plumbing systems, electrical systems, lighting systems, silencing equipment, switching conduit and cabling, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations. Notwithstanding the foregoing, Landlord may, by written notice to Tenant at the time Tenant requests Landlord's consent to any Alteration pursuant to Section 8.1 or Section 22,, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations, improvements, fixtures, conduit, equipment, and/or appurtenances in the Premises and Project, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises and Project to a building standard tenant improved condition as determined by Landlord. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, improvements, fixtures, conduit, equipment, and/or appurtenances in the Premises and Project, and returns the affected portion of the Premises and Project to a building standard tenant improved condition as determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures, conduit, equipment, and/or appurtenances in, on or about the Premises and Project, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

        Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

                                   ARTICLE 10

                                    INSURANCE

        10.1 INDEMNIFICATION AND WAIVER. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. TENANT SHALL INDEMNIFY, DEFEND, PROTECT, AND HOLD HARMLESS THE LANDLORD PARTIES FROM ANY AND ALL LOSS, COST, DAMAGE, EXPENSE AND LIABILITY (INCLUDING WITHOUT LIMITATION COURT COSTS AND REASONABLE ATTORNEYS' FEES) INCURRED IN CONNECTION WITH OR ARISING FROM ANY CAUSE IN, ON OR ABOUT THE PREMISES, ANY ACTS, OMISSIONS OR NEGLIGENCE OF TENANT OR OF ANY PERSON CLAIMING BY, THROUGH OR UNDER TENANT, OR OF ANY OF TENANT'S CUSTOMERS, THE CONTRACTORS, AGENTS, SERVANTS, EMPLOYEES, INVITEES, GUESTS OR LICENSEES OF TENANT OR ANY SUCH PERSON, IN, ON OR ABOUT THE PROJECT OR ANY BREACH OF THE TERMS OF THIS LEASE, EITHER PRIOR TO, DURING, OR AFTER THE EXPIRATION OF THE LEASE TERM, PROVIDED THAT THE TERMS OF THE FOREGOING INDEMNITY SHALL NOT APPLY TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. SHOULD LANDLORD BE NAMED AS A DEFENDANT IN ANY SUIT BROUGHT AGAINST TENANT IN CONNECTION WITH OR ARISING OUT OF TENANT'S OCCUPANCY OF THE PREMISES, TENANT SHALL PAY TO LANDLORD ITS COSTS AND EXPENSES INCURRED IN SUCH SUIT, INCLUDING WITHOUT LIMITATION, ITS REASONABLE PROFESSIONAL FEES SUCH AS APPRAISERS', ACCOUNTANTS' AND ATTORNEYS' FEES. FURTHER, TENANT'S AGREEMENT TO INDEMNIFY LANDLORD PURSUANT TO THIS SECTION 10.1 IS NOT INTENDED AND SHALL NOT RELIEVE ANY INSURANCE CARRIER OF ITS OBLIGATIONS UNDER POLICIES REQUIRED TO BE CARRIED BY TENANT PURSUANT TO THE PROVISIONS OF THIS LEASE, TO THE EXTENT SUCH POLICIES COVER THE MATTERS SUBJECT TO TENANT'S INDEMNIFICATION OBLIGATIONS; NOR SHALL THEY SUPERSEDE ANY INCONSISTENT AGREEMENT OF THE PARTIES SET FORTH IN ANY OTHER PROVISION OF THIS LEASE. THE PROVISIONS OF THIS SECTION 10.1 SHALL SURVIVE THE EXPIRATION OR SOONER TERMINATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY ARISING IN CONNECTION WITH ANY EVENT OCCURRING PRIOR TO SUCH EXPIRATION OR TERMINATION.

        10.2 TENANT'S COMPLIANCE WITH LANDLORD'S FIRE AND CASUALTY INSURANCE. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

        10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts.

                10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations (and the operations of any Customers [defined in Section 14.6 below] of Tenant), and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

        Bodily Injury and                     $3,000,000 each occurrence
        Property Damage Liability             $3,000,000 annual aggregate

        Personal Injury Liability             $3,000,000 each occurrence

                                              $3,000,000 annual aggregate

                                              0% Insured's participation

                10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Supplemental Equipment, and (iii) "Tenant's Work," as that term is defined in the Tenant Work Letter attached hereto as EXHIBIT B and incorporated herein by this reference, and all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

                10.3.3 Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

                10.3.4 Tenant's Blanket Policy. Tenant shall have the right to maintain the required liability insurance in the form of a blanket policy covering other locations of Tenant in addition to the Premises; provided, however, such insurance maintained under a blanket policy shall (i) provide Tenant coverage on a per location basis, (ii) not diminish or otherwise adversely affect the amount and coverage required to be provided by Tenant pursuant to this Section 10.3, and (iii) specifically name the location of the Premises as an insured location and naming Landlord as an additional insured pursuant to the requirements of this Section 10.3. In the event Tenant elects to meet its insurance obligations under this Section 10.3 with a blanket insurance policy, Tenant shall immediately provide Landlord with a certificate of insurance evidencing compliance with the requirements of this Section 10.3.4 and the other requirements of this Section 10.3.

        10.4 LANDLORD'S PROPERTY AND LIABILITY INSURANCE. Landlord shall procure and maintain during the term of this Lease, physical damage insurance covering the base Building and common areas (excluding at Landlord's option, any items Tenant is required to insure pursuant to Section 10.3) and general liability insurance. Such coverages shall be in such amounts, from such companies, and on such other terms and conditions as Landlord may from time to time reasonably determine; provided, however, the amounts of insurance carried by Landlord in connection with the Building shall at a minimum be comparable to the coverage and amounts of insurance that are carried by reasonably prudent institutional owners of comparable buildings located in the vicinity of the Building and Workers' Compensation coverage as required by applicable law (except that Landlord shall have the right, but not the obligation, to carry flood insurance).

        10.5 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under
Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of Texas; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement.

of Tenant; (v) be in form and content reasonably acceptable to Landlord; and
(vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, after five (5) days written notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

        10.6 SUBROGATION. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

        10.7 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

        11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the "LANDLORD REPAIR NOTICE") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3.2(iii) of this Lease, and Landlord shall repair any injury or damage to tenant improvements (but not any Supplemental Equipment or any of Tenant's personal property which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expenses, unless and to the extent Landlord elects in its sole discretion to restore all or a part of the Supplemental Equipment) installed in the Premises and shall return any such tenant improvements (and any Supplemental Equipment Landlord elects to repair in its sole discretion) to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty
(60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant's Work and the Base Premises Work installed in the Premises and shall return such Tenant's Work and Base Premises Work to their original condition provided that if more than just the Premises are damaged by any casualty event (which casualty is not caused by Tenant, its agents or employees), Tenant shall be obligated to repair the Premises pursuant to this sentence only if Landlord is requiring other tenants with damaged premises in the Building to repair (or is conducting such repair itself) such damaged Premises. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Base Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand) and there shall be no rent abatement. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

        11.2    LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of
Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant sixty
(60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire, earthquake or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies; or (iv) the damage occurs during the last twelve (12) months of the Lease Term; or (v) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project, provided, however, if such damage or destruction does not affect the Premises or access to the Premises, then Landlord may only terminate this Lease pursuant to clauses (i), (iii),
(iv), and (v) hereinabove if Landlord also terminates leases of all other tenants in the Building which contain similar termination rights in their leases; provided further, however, that (A) if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above,
(B) the damage constitutes a "Tenant Damage Event" (as defined below), and (C) repair of such damage cannot, in the reasonable judgment of an architect or contractor selected by Landlord, be substantially completed within one hundred eighty (180) days after the date of the damage, then Tenant may elect, not later than ninety (90) days after nor earlier then thirty (30) days after the date Tenant receives notice from the architect or contractor that the repairs cannot be completed within such one hundred eighty (180) day period, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty
(60) days after the date such notice is given by Tenant. As used herein, a "Tenant Damage Event" shall mean damage by fire or other casualty, to all or any part of the Premises, the Building or of the Common Areas providing access to the Premises, which damage is not the result of the negligence or willful misconduct of Tenant or any of Tenant's employees, agents, contractors, licensees or invitees, and which damage substantially interferes with Tenant's use of or access to the Premises and would entitle Tenant to an abatement of Base Rent pursuant to Section 11.1 above. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs of a Tenant Damage Event are not actually completed within the later of the Estimated Repair Period or 180 days after the date of the damage, Tenant shall have the right (but only on the initial occasion of Tenant sending the Damage Termination Notice) to terminate this Lease within five (5) business days of the end of such period and thereafter during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are substantially complete, by notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than five (5) business days following the end of such period or each such month, as the case may be, and not later than ninety
(90) days after the end of such period or each such month, as the case may be. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period.

        11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of Texas, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

                                   ARTICLE 12

                                    NONWAIVER

        No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION

        If forty percent (40%) or more of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Base Rent shall be apportioned as of the date Tenant is physically dispossessed of the Premises. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

        14.1 TRANSFERS. Except as otherwise provided herein, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license, "co-location" or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as EXHIBIT E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord.

        14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

                14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

                14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

                14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

                14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

                14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

                14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);

                14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating or has negotiated with Landlord to lease space in the Project;

                14.2.8 The Transferee does not intend to occupy the entire Premises and conduct its business therefrom for a substantial portion of the term of the Transfer; or

                14.2.9 The Transfer Premium, if any, to be paid by any Transferee pursuant to such Transfer is to be paid by the Transferee in a manner other than on a prorata monthly basis.

        If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent.

        14.3 TRANSFER PREMIUM. Except with respect to Customer Subleases (as defined in Section 14.6 below) if Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord, when received by Tenant, fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, and (iii) any brokerage commissions in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee's Rent under Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee's Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

        14.4 LANDLORD'S OPTION AS TO SUBJECT SPACE. Notwithstanding anything to the contrary contained in this Article 14, and except with respect to "Customer Subleases" and "Non-Transfers," as those terms are defined in Section
14.6 and 14.7, below, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

        14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

        14.6 CUSTOMER SUBLEASES. Landlord acknowledges that Tenant's business to be conducted on the Premises requires the installation on the Premises of certain communications equipment by telecommunications customers of Tenant ("Customers") in order for such Customers to interconnect with Tenant's terminal facilities or to permit Tenant to manage or operate their equipment. Tenant represents to Landlord that such arrangements will require access by each Customer to the Premises only on an infrequent basis, and only when accompanied by a representative of Tenant. Notwithstanding anything contained elsewhere in this Article 14, Landlord hereby consents in advance to any sublease, license agreement, "Co-Location Agreement" or like agreement (collectively, "CUSTOMER SUBLEASES") between Tenant and such a Customer for the limited purpose of permitting such an arrangement as is described in this Section 14.6,. The effectiveness of such advance consent as to a particular Customer Sublease is conditioned on (a) Tenant providing Landlord with a copy of the co-location agreement between Tenant and its Customer within twenty (20) days after any such transaction; (b) such Customer Sublease being in writing and consistent with the provisions of this Lease; and (c) Tenant providing Landlord with same-day advance facsimile notice of all Customers authorized to enter the Premises and Project during Business Hours, and same-day advance verbal authorization to and approval by the Project manager for any authorized entry of the Premises and Project during hours other than the Business Hours. Tenant shall be liable to Landlord for any violation by its Customers of any provisions of this Lease.

        14.7 NON-TRANSFERS. Notwithstanding anything to the contrary contained in this Article 14, the term "Transfer" shall not include, and the Transfer Premium shall not apply in the event of (i) a transfer of the Lease to an entity which is the parent of Tenant, subsidiary of Tenant, affiliate of Tenant, or shall directly or indirectly control, be controlled by, or be under common control with, Tenant; (ii) a transaction in which Tenant becomes an entity whose shares of stock or other ownership interests are, directly or indirectly, sold on a national stock exchange or an inter-dealer quotation system; (iii) in the event the transaction described in clause (ii) above shall have occurred, any subsequent sale of ownership interest or issuance of new ownership interests, directly or indirectly, in Tenant; and (iv) a transaction in which any entity succeeds to all or substantially all of the assets of Tenant whether by merger, consolidation, sale or otherwise provided such successor entity assumes in full the obligations of Tenant under this Lease; provided, however, that (A) Tenant shall remain liable for the performance of all covenants, duties and obligations under the Lease, irrespective of any such assignment, (B) the use of the Leased Premises by the assignee may not violate any other agreements affecting the Leased Premises, the Building, Landlord or other tenants, and (C) the use of the Leased Premises by the assignee shall conform with the uses permitted by this Lease. Tenant shall notify Landlord, in writing, of any such assignment or sublease within ninety (90) days of its occurrence and shall provide Landlord with all such reasonable information as Landlord may request regarding the identity and status of such assignee.

        14.8 OCCURRENCE OF DEFAULT. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:
(i) treat such Transfer as canceled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee may rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

                                   ARTICLE 15

                      SURRENDER OF PREMISES; OWNERSHIP AND

                            REMOVAL OF TRADE FIXTURES

        15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

        15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty and condemnation which are Landlord's responsibility herein excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER

        If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) (the "PERCENTAGE RATE") of the Base Rent applicable during the last rental period of the applicable Lease or Option Term for the first ninety (90) days of any such holdover; provided that the Percentage Rate shall be increased to two hundred percent (200%) for any holdover in excess of ninety (90) days. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

        Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current year provided that Landlord shall not request Tenant's financial statements more than two (2) times in any calendar year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION

        18.1 Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Notwithstanding the foregoing to the contrary, Landlord agrees to provide Tenant with commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or deed of trust beneficiaries under any ground lease, mortgage or deed of trust affecting the Project which comes into existence at any time after the date of execution of this Lease but prior to the expiration of the Lease Term ("Future Mortgage") in consideration of, and as a condition precedent to, Tenant's agreement to be bound by the terms of this Article 18 with respect to such Future Mortgage. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases, provided Tenant has received or will receive a commercially reasonable nondisturbance agreement in favor of Tenant from any such party requesting such further instruments or assurances. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale.

        18.2 Non-Disturbance Agreement From Existing Lender. In the event that as of the date of execution of this Lease, there exists any deed of trust or ground lease encumbering the Project which is not terminated, released or reconveyed within sixty (60) days thereafter, then Landlord shall obtain and deliver to Tenant, on or before the date which is one hundred twenty (120) days following the date of execution of this Lease, a commercially reasonable non-disturbance agreement from the beneficiary under such deed of trust. Tenant shall execute and return such non-disturbance agreement to Landlord within thirty (30) days after Tenant's receipt thereof.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

        19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

                19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within three (3) business days after receipt of written notice by Tenant; or

                19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

                19.1.3 To the extent permitted by law, a general assignment by Tenant for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant the same is dismissed within ninety
(90) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant, unless possession is restored to Tenant within ninety (90) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within ninety (90) days; or

                19.1.4 Abandonment or vacation of all or a substantial portion of the Premises by Tenant; or

                19.1.5 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord.

         The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

        19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                        (i) The worth at the time of any unpaid rent which has been earned at the time of such termination; plus

                        (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                        (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                        (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                        (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the Interest Rate.

                19.2.2 Landlord may elect to continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

                19.2.3 Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other occupants therefrom, with or without having terminated the Lease.

                19.2.4 Landlord may alter locks and other security devices at the Premises.

                19.2.5 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.4, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

        19.3 SUBLEASES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, enter into new subleases, licenses, concessions or arrangements with Tenant's Customers or subtenants.

        19.4    FORM OF PAYMENT AFTER DEFAULT. Following the occurrence of two
(2) or more events of default in any twelve (12) month period by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

        19.5 EFFORTS TO RELET. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

        19.6 LIEN RIGHTS. Landlord hereby waives any lien rights, whether provided herein or by statutory or common law, now in existence or hereafter created, to a landlord's lien on any furnishings, equipment, trade fixtures, inventory or other personal property of any kind belonging to Tenant located on the Premises or elsewhere.

                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT

        Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21

                                SECURITY DEPOSIT

        Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "SECURITY DEPOSIT") in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within forty-five (45) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit.

                                   ARTICLE 22

                             SUPPLEMENTAL EQUIPMENT

        22.1 SUPPLEMENTAL EQUIPMENT. Landlord hereby grants to Tenant and Tenant hereby accepts from Landlord, on the terms and conditions set forth herein, a license (the "LICENSE") granting Tenant the right (but with respect to Tenant's HVAC Equipment and Electrical Equipment in the Premises, Tenant shall have the obligation), to install, at Tenant's sole cost and expense and subject to the provisions of this Article 22, the following:

                22.1.1 In the event Tenant has elected not to take any Reserved Condensor Water from the Condensor Water Plant, Tenant may install a heating, ventilating and air conditioning system and related connections to the Premises providing up to 80 tons of cooling capacity in a designated area of the roof of the Building not to exceed two hundred fifty (250) square feet (the "TENANT'S HVAC EQUIPMENT");

                22.1.2 A dry-pipe or FM 200 fire suppression system (the "FIRE-SUPPRESSION SYSTEM") in the Premises in a location designated in writing by Landlord. In connection with Tenant's installation of the Fire Suppression System, Tenant shall have the right to disconnect and cap, if necessary, in compliance with applicable law, and in accordance with the terms of Section 22.3 below, any existing fire-suppression system in the Premises.;

                22.1.3 The Electrical Equipment described in Section 6.1.2 above;

                22.1.4 Subject to available capacity of the Building, such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the "CONNECTING EQUIPMENT") in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect Tenant's HVAC Equipment, the Electrical Equipment and the Fire-Suppression System to Tenant's other machinery and equipment in the Premises, subject however, to the provisions of Section 22.3 below and subject to the availability of vertical riser and feeder excess capacity;

                22.1.5 Three (3) four inch (4.0") aluminum conduits running from the Premises to the roof and basement of the Building, in each of the northerly and southerly main telecommunications risers of the Building in locations designated or approved in writing by Landlord, and in the basement from the main southerly telecommunication riser to the MPOE (as defined in Section 6.5 above) out of the Building to connect with the fiberoptic network of Tenant's chosen fiber optic service provider (collectively "TENANT'S CONDUIT"); Tenant may use Tenant's Conduit running in the northerly telecommunications riser of the Building for making direct cross-connections with other tenants in the Project (including without limitation the MMR), provided that the total cumulative horizontal diameter of Tenant's conduit break-out on all floors of the Building shall not exceed twelve (12) inches;

                22.1.6 Subject to the requirements of Section 6.5, new telecommunications lines and related equipment (collectively the "LINES") in the CDS and Tenant's Conduit described in Sections 6.5 and 22.1.5 above. Tenant shall install its Lines in the Building and Project in a "backbone" configuration with horizontal Lines on applicable floors of the Building being connected to a single Line in a vertical riser. Once the backbone configuration is constructed, any and all new Lines installed by Tenant pursuant to the terms of this Section 22 shall be attached to such backbone configuration; and

                22.1.7 A card key security access system and the necessary paneling ("CARD KEY SYSTEM") therefor for the Premises, provided that Tenant shall provide Landlord with the security code, access card or other means necessary to utilize the Card Key System.

        Tenant's HVAC Equipment, the Fire Suppression System, the Electrical Equipment, the Connecting Equipment, Tenant's Conduit, the Lines and the Card Key System are sometimes collectively referred to as the "SUPPLEMENTAL EQUIPMENT."

        22.2 LICENSE AREAS. The areas within the Building and Project which are outside the Premises and are occupied by the Supplemental Equipment (including without limitation, Tenant's non-exclusive use, in common with one or more other tenants of the Project and Landlord, the vertical shafts and horizontal raceways of the Building to the extent Tenant's use of such areas are approved in writing by Landlord) are referred to herein collectively as the "LICENSE AREAS". The precise amount and location of the License Areas shall be designated by Landlord. It is expressly understood that Landlord retains the right to use the License Areas for any purpose whatsoever provided that Tenant shall have reasonable access to, and Landlord shall not unduly interfere with the use of, the Supplemental Equipment therein.

        22.3 INSTALLATION. The installation of the Supplemental Equipment shall constitute Alterations and shall be performed in accordance with and subject to the provisions of Article 8 of this Lease, and the Supplemental Equipment shall be treated for all purposes of this Lease as if the same were Tenant's property.

        22.4 TENANT'S OBLIGATIONS. For the purposes of determining Tenant's obligations with respect to the License Areas, the License Areas shall be deemed to be a portion of the Premises;

consequently, unless otherwise provided in this Article 22, all of the provisions of this Lease with respect to Tenant's obligations hereunder shall apply to the installation, use and maintenance of the License Areas and the Supplemental Equipment, including without limitation, provisions relating to compliance with requirements as to insurance, indemnity, janitorial services, repairs, maintenance and compliance with law, except that unless otherwise provided herein Tenant shall have no obligation to pay Base Rent or Direct Expenses for the License Areas, and the square footage of the License Areas shall not be included in the calculation of Tenant's Share. Landlord shall have no obligation with regard to the License Areas except as provided in this
Article 22.

        22.5 INDEMNITY. Tenant shall install, use, maintain and repair the Supplemental Equipment, and use the License Areas, so as not to damage or interfere with the operation of the Building, the Building systems or with the occupancy or activities of any other tenant of the Building; and Tenant hereby agrees to indemnify and hold harmless the Landlord Parties from and against any and all claims (including but not limited to claims for bodily injury or property damage), actions, mechanic's liens, losses, liabilities, and expenses (including reasonable attorney fees and costs of defense by Landlord's legal counsel) (collectively, "CLAIMS"), which may arise from the installation, operation, use, maintenance or removal of the Supplemental Equipment and use of the License Areas. Similarly, Tenant shall pay upon demand by Landlord the costs to repair any physical damage to the Building and the License Areas caused by such installation, operation, use, maintenance or removal. Tenant hereby waives and releases the Landlord Parties from any Claims Tenant may have at any time (including but not limited to Claims relating to interruptions in services) arising out of or relating in any way to the installation, operation, use, maintenance, and/or removal of the Supplemental Equipment and/or use of the License Areas. Such waiver and release shall not apply to Claims to the extent caused by Landlord's gross negligence or willful misconduct and not insured or required to be insured by Tenant under this Lease. However, in no event shall Landlord or any member of the Landlord Parties be liable to Tenant for lost profits or consequential or incidental damages of any kind.

        22.6 TENANT WAIVER. Landlord shall not have any obligations with respect to the Supplemental Equipment or License Areas or compliance with any requirements relating thereto, nor shall Landlord be responsible for any damage that may be caused ?? the Supplemental Equipment or License Areas except to the extent caused by the gross negligence or willful misconduct of Landlord and not insured or required to be insured by Tenant under this Lease. Landlord makes no representation that the Supplemental Equipment or License Areas will be able to operate without interference or disturbance and Tenant agrees that Landlord shall not be liable to Tenant therefor.

        22.7 PROTECTIVE INSTALLATIONS. Tenant, at Tenant's sole cost and expense, shall install such fencing and other protective equipment on or about the Supplemental Equipment and License Areas as Landlord may reasonably determine.

        22.8 DAMAGE TO SUPPLEMENTAL EQUIPMENT/TAXES ON SUPPLEMENTAL EQUIPMENT. Notwithstanding anything in Article 11 to the contrary, Tenant shall
(i) be solely responsible for any damage caused as a result of and/or to the Supplemental Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Supplemental Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) make necessary repairs, replacements or to maintenance of the Supplemental Equipment and License Areas (unless and to the extent Landlord has elected in Section 11.1 to repair the Supplemental Equipment) or License Areas.

        22.9 LANDLORD'S RIGHTS. This license shall be coupled with Tenant's leasehold interest hereunder, and shall be terminated if (i) any of the conditions set forth in this Article 22 are not complied with by Tenant, (ii) Tenant's use of the Supplemental Equipment is interfering with the activity or occupancy of any other tenant in the Building, or (iii) Tenant is in default of its obligations under this Lease beyond any applicable notice and cure period. In the event of the occurrence of any of items (i)-(iii) of this Section 22.9 above, then without limiting Landlord's rights and remedies it may otherwise have under this Lease, Tenant shall, upon written notice from Landlord, have the option either to (i) immediately discontinue its use of the Supplemental Equipment and License Areas, remove the same, and make such repairs and restoration as required under Section 22.10 below, (ii) reposition any Supplemental Equipment to a location designated by Landlord if Landlord elects to permit such repositioning, and make such repairs and restorations as required under Section 22.10 below, or (iii) correct such noncompliance within thirty (30) days after receipt of notice. If Tenant fails to correct noncompliance within thirty (30) days after receipt of notice, then, subject to Section 22.10 below, Tenant shall immediately discontinue its use of the applicable Supplemental Equipment and remove the same and discontinue use of the related License Areas. Tenant acknowledges and agrees that any exercise by Landlord of its rights under this Section 22.9 shall not relieve Tenant of any of its obligations under the Lease.

        22.10 REMOVAL OF SUPPLEMENTAL EQUIPMENT. Notwithstanding anything in this Lease to the contrary (including without limitation Article 15), upon the expiration of the Lease Term or upon any earlier termination of this Lease, Landlord shall have the option of requiring that Tenant, subject to the control of and direction from Landlord, remove all or any portion of the Supplemental Equipment, repair any damage caused thereby, and restore the License Areas and other facilities of the Building and Project to their condition existing prior to the installation of the Supplemental Equipment.

                                   ARTICLE 23

                                      SIGNS

        23.1 FULL FLOORS. Subject to Landlord's prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

        23.2 MULTI-TENANT FLOORS. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

        23.3 PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

        Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures. Should any standard or regulation now or hereafter be imposed on the Project (or on Landlord as owner of the Project) to the extent such responsibility is not expressly made the responsibility of Landlord hereunder, or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this
Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

                                   ARTICLE 25

                                  LATE CHARGES

        If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the Interest Rate, and (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

        26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

        26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

        Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises accompanied by a representative of Tenant made reasonably available by Tenant, to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment, provided that Landlord shall use commercially reasonable efforts to ensure that such entry does not materially interfere with or disturb Tenant's use and occupancy of the Premises. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

                                   ARTICLE 28

                         SUBSTITUTION OF OTHER PREMISES

        At any time prior to Tenant's commencement of construction in the Premises under the Tenant Work Letter, Landlord shall have the right to move Tenant to other comparable space located on the seventh (7th) floor of the Project, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant prior notice, shall provide Tenant, at Landlord's sole cost and expense, with tenant improvements at least equal in quality to those in the Premises and shall move Tenant's effects to the new space at Landlord's sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. In addition, Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in connection with such relocation, within thirty (30) days of Landlord's receipt of an invoice therefor. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

        29.1 TERMS; CAPTIONS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

        29.2 BINDING EFFECT. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

        29.3 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

        29.4 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

        29.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease for acts or omissions arising on or subsequent to such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

        29.6    PROHIBITION AGAINST RECORDING. Except as provided in Section
29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

        29.7 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

        29.8 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

        29.9 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

        29.10 TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

        29.11 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        29.12 NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

        29.13 LANDLORD EXCULPATION. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

        29.14 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease and the Exhibits hereto, constitute the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

        29.15 RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

        29.16 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Articles 5 of this Lease (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

        29.17 WAIVER OF REDEMPTION BY TENANT. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

        29.18 NOTICES. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made or attempted to be made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default (provided that such opportunity to cure shall not exceed 90 days unless the nature of the default is such that the same cannot reasonably be cured within a ninety (90) day period, in which event such mortgagee or ground or underlying lessor shall diligently commence such cure within such period and thereafter diligently proceeds to rectify and cure such default)prior to Tenant's exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                Dallas Center Associates, Ltd.
                c/o Telecom Real Estate Services, Inc.
                617 S. Olive Street, Suite 810

                Los Angeles, CA 90014
                Attn: Kevin Keating

                With copy to:

                Allen, Matkins, Leck, Gamble & Mallory LLP
                333 Bush Street, 17th Floor
                San Francisco, California 94104-2806
                Attention: Todd A. Chapman, Esq.

                Fax: (415) 837-1516
                Phone: (415) 837-1515

        29.19 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

        29.20 AUTHORITY. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Texas and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in Texas.

        29.21 ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

        29.22 GOVERNING LAW; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of Texas. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF TEXAS, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY TEXAS LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANTS USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

        29.23 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        29.24 BROKERS. Landlord shall be responsible for the initial Brokerage commission to be paid to Broker (defined below) in connection with this Lease. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

        29.25 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

        29.26 PROJECT OR BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

        29.27 COUNTERPARTS. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

        29.28 CONFIDENTIALITY. Landlord and Tenant acknowledges that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than such party's financial, legal, space planning consultants and prospective sublessees, transferees or assignees of and except as otherwise required by law.

        29.29 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

        29.30 BUILDING RENOVATIONS. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, the Project or any part thereof and that no representations respecting the condition of the Premises, the Building, the Project or any part thereof have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building; provided that Landlord shall use commercially reasonable efforts to ensure that such Renovations do not materially interfere with or unreasonably disturb Tenant's use and occupancy of the Premises. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or the License Areas or of Tenant's personal property or improvements (including the Supplemental Equipment) resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions.

        29.31 NO VIOLATION. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

        29.32 CONSTRUCTION OF PROJECT AND OTHER IMPROVEMENTS. Tenant acknowledges that portions of the Project may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction; provided that Landlord shall use commercially reasonable efforts to ensure that such construction do not materially interfere with or unreasonably disturb Tenant's use and occupancy of the Premises.

                         [SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                  "Landlord":

                                  DALLAS CARRIER ASSOCIATES, Ltd., a Texas limited partnership

                                  By: Dallas Center, Inc., a Texas corporation;
                                      Its: Sole Managing Partner

                                      By: /s/ Signature Illegible
                                          Kevin Keating, Vice President

                                  "Tenant":

                                  UNIVERSAL ACCESS,
                                  an Illinois corporation

                                  By: /s/ Signature Illegible
                                      Name: Robert J. Pommer
                                            ------------------------------------
                                      Title: Chief Operating Officer
                                             -----------------------------------

                                    EXHIBIT A

                              CARRIER CENTER DALLAS

                               OUTLINE OF PREMISES

                                [TO BE PROVIDED]













                                    EXHIBIT A
                                     Page 1

                                    EXHIBIT B

                              CARRIER CENTER DALLAS

                               TENANT WORK LETTER

        This Work Letter for Tenant Improvements, including any schedules and exhibits attached hereto (the "Tenant Work Letter"), is attached to and forms a part of that certain Lease of even date herewith, by and between DALLAS CARRIER ASSOCIATES, LTD., a Texas limited partnership, as Landlord, and UNIVERSAL ACCESS, an Illinois corporation, as Tenant (the "Lease"). Unless otherwise specified, "Article" and "Section" references herein are to Articles and Sections of the body of the Lease and "Paragraph" references are to paragraphs of this Tenant Work Letter.

        1. DEFINITIONS. All capitalized terms used herein and not defined shall have the meanings set forth in the body of the Lease. As used in the body of the Lease and in this Tenant Work Letter:

        1.1 Code. The term "code" means all applicable electrical, building, architectural barrier, zoning, health, safety, seismic, fire, energy and other codes, ordinances, regulations, rulings, interpretations, requirements and relevant provisions of law issued or adopted by the City of Dallas, County of Dallas, State of Texas, the United States Government or any other governmental authority.

        1.2 Allowance. "ALLOWANCE" means the total sum of $200,000 (i.e. $25.00 per rentable square foot of the Premises).

        2.      BASE PREMISES WORK.

        2.1 Base Building Items. Landlord has previously constructed the Building Structure and those portions of the Building Systems located in the internal core of the Building. Landlord has previously constructed, or will construct, at Landlord's sole cost and expense, certain base components of the Premises and the floor on which the Premises are located (the "BASE PREMISES WORK"). Tenant shall, except as otherwise set forth in this Lease or in this Tenant Work Letter, accept the Building Structure, Building Systems, the Premises, and the Base Premises Work in their "as-is" condition as of the date of this Lease (or the date such incomplete items of the Building Premises Work, if any, are completed by Landlord, as the case may be), subject to the terms of this Tenant Work Letter and this Paragraph 2. The Base Premises Work shall include only the following items: (i) Building standard core doors for stairwells, electrical, mechanical and janitorial and telephone rooms and washrooms all installed; such doors shall be complete with frame, trim and hardware, locking devices, electrical door releases and/or magnetic hold-open devices where applicable and closers; (ii) completed telephone, electrical, janitorial and mechanical rooms to the extent located on the floor on which the Premises are located; (iii) a completed unisex washroom on each floor in compliance with all applicable laws, including, without limitation, the ADA;
(iv) telephone lines stubbed to a central distribution panel; (v) stud framing for all demising walls separating the Premises from the common corridors, with drywall on the exterior (corridor) sides of all such demising walls; (vi) Building standard elevator lobby and corridors; (vii) sheet rock on columns, and interior columns taped and spackled ready for painting; (viii) Building Standard HVAC in its "AS-IS" condition; (ix) Building standard vinyl flooring on all primary floors of the Premises; (x) the abatement of all friable and assessable asbestos in the Premises; and (xi) an existing automatic sprinkler system grid in the Building common areas in its "as is" condition on an unoccupied basis.

        2.2 Substantial Completion. For purposes of this Lease, Landlord's obligations under this Paragraph 2 shall be satisfied upon (i) the substantial completion of construction of items (i) through (xi) listed in Paragraph 2.1 of this Tenant Work Letter, with the exception of (x) any minor or decorative punch list items or Code compliance items which do not or will not materially interfere with Tenant's commencement of construction of the Tenant Improvements


                                    EXHIBIT B
                                     Page 1

(which punch list and Code items shall be completed by Landlord in a diligent manner), and (y) any Base Premises Work which Tenant has agreed to complete as part of Tenant's Work.

        2.3     Notwithstanding the foregoing, Landlord shall complete items
(v), (vi), (vii), (ix) and (x) of the Base Premises Work described in Section
2.1 of this Tenant Work Letter within thirty (30) days of the Effective Date, subject to any delays caused by Tenant; provided that if Landlord has not substantially completed items (v), (vi), (vii), and (x) of the Base Premises Work within such thirty (30) day period, the Lease Commencement Date shall be extended one (1) day for every one (1) day after the expiration of such thirty
(30) day period Landlord requires to substantially complete such items.

        2.4 Notwithstanding anything in this Lease to the contrary, if Landlord has not substantial completed removal of any asbestos containing floor tiles on or before the date which is ninety (90) days following the Effective Date (the "OUTSIDE DATE"), as such Outside Date shall be extended for each day substantial completion of such removal is delayed by any Tenant Delays and any force majeure described in Section 29.16, and the Commencement Date has not already occurred, then Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord within ten (10) days after the Outside Date.

        3.      TENANT'S WORK.

        3.1 Definition. Except for the Base Premises Work provided by Landlord, all tenant improvements in the Premises, to prepare the Premises for occupancy by Tenant, will be performed by Tenant at Tenant's sole expense, subject to Tenant's Allowance. The improvements to be constructed by Tenant are referred to in this Tenant Work Letter as "Tenant's Work

        3.2 Requirements. All Tenant's Work is subject to the reasonable approval of Landlord and must meet the Building construction standards. Tenant shall be responsible for the design, function and maintenance of all Tenant's Work. Tenant shall not specify uses or materials that are subject to an insurance hazard rate different from the rate assigned to the Building as a whole.

        3.3 Heating, Ventilation and Air-Conditioning. Tenant shall be required to furnish and install as Tenant's Work all HVAC and related apparatus not included as part of the Base Premises Work, including all additional duct, pipe, electrical and mechanical work.

        3.4 Sprinkler System. Subject to Tenant's right to install and/or convert to a "pre-action" design as permitted in Section 22.1.2 of this Lease, Tenant shall install as part of Tenant's Work all portions of the sprinkler system for the Premises not included as part of the Base Premises Work, including, any raising, lowering, moving or adding of sprinkler heads.

        3.5 Life-Safety System. All emergency lighting, exit signs, branch wiring, alarms, smoke detectors, speakers and other devices required by code or desired by Tenant for the life-safety system in the Premises but not included as part of the Base Premises Work, shall be installed as Tenant's Work.

        3.6 Window, Wall and Floor Coverings. All window, wall and floor coverings shall be installed as Tenant's Work. Tenant may utilize any existing window coverings, if any, which are in place in all perimeter windows of Tenant's Premises in "AS IS" condition, and will not install any other types of window coverings without Landlord's prior consent, which shall not be unreasonably withheld, conditioned, or delayed.

        3.7 Floor Loading. Specific sections of the Premises may require loading to a maximum of 200 lbs. per square foot. If Tenant wishes to design and install structural and/or non-structural modifications to the Premises to accommodate floor loads greater than the existing capacity of 100 pounds per square foot, all of such work shall be considered to be an Alteration


                                    EXHIBIT B
                                     Page 2
which, consistent with the terms of Article 8, shall be, subject to Landlord's approval and subject to all applicable code and engineering design standards. If reinforcing is required, Tenant, at Tenant's sole cost and expense, shall reinforce the floors in the areas as specified and designed by Tenant's structural engineer and approved by Landlord. Tenant shall be granted, with reasonable notice, floor access to the space below the Premises for reinforcement of Tenant's Premises during construction of Tenant's Work, if required. All charges for additional security and other services needed to accommodate such entry shall be at the sole cost and expense of Tenant.

        4.      TENANT'S PLANS.

        4.1 Description. Tenant shall have an architect licensed by the State of Texas ("TENANT'S ARCHITECT") and pre-approved by Landlord prepare architectural plans and specifications for the layout and improvements of the Premises and Tenant's Work ("Tenant's Plans"), all in such form and detail as reasonably required by Landlord. Tenant's Plans shall be in form and content sufficient to secure all required governmental approvals for Tenant's Work. Tenant shall pay all of the fees and charges of Tenant's Architect for all of the work required by this Tenant Work Letter. Tenant's Architect shall coordinate with the architect of Landlord if Tenant does not use Landlord's designated architect for the Building for all stages of construction of Tenant's Work ("LANDLORD'S ARCHITECT") and Landlord's engineers to assure the consistency of Tenant's Plans with the plans and specifications for the Base Premises Work. Tenant's Plans shall include the following:

                (a) Space Plan: The "SPACE PLAN" shall be a schematic space plan for the Premises, including a full and accurate description of the size and location of all partitions, doors, furniture and equipment line ups. Before submission to Landlord, the Space Plan shall have been reviewed and approved by the Dallas Building and Fire Departments, and shall be on file with the Building Department, registered with a preliminary plan check number:

                (b) Final Plans: The "FINAL PLANS" shall consist of all plans and specifications necessary to construct Tenant's Work, including mechanical and electrical working drawings.

        4.2 Mechanical and Electrical. Tenant's Plans shall contain all mechanical and electrical working drawings. Mechanical and electrical working drawings shall be prepared at Tenant's expense by engineers reasonably approved by Landlord. Tenant's Architect shall be responsible for coordination of all engineering work with Tenant's Plans.

        4.3 Approval by Landlord. Tenant's Plans shall be subject to Landlord's reasonable approval. Landlord shall have ten (10) business days following receipt of Tenant's Plans to approve or disapprove the submissions by Tenant. If Landlord reasonably disapproves of any of Tenant's Plans, Landlord shall advise Tenant of the required revisions concurrently with such disapproval. After being so advised by Landlord, Tenant shall promptly submit a redesign, addressing the revisions required by Landlord, for Landlord's reasonable approval. Landlord shall then have five (5) business days to approve or disapprove any re-submittal of Tenant's plans, and failure to respond within such 5-business day period shall be deemed Landlord's approval of such re-submitted plans and specifications. If Tenant's Plans have not been approved within sixty (60) days from the date of this Lease, the parties agree to promptly meet in good faith to attempt to reach agreement regarding Tenant's Plans. Approval by Landlord shall not be deemed to be a representation or warranty by Landlord with respect to the safety, adequacy, correctness, efficiency or compliance with law of Tenant's Plans.

        4.4 Permits. Tenant's Architect shall be responsible for submission of Tenant's Plans for plan check by the City of Dallas. Any changes required by the City of Dallas shall be submitted to Landlord for Landlord's review and reasonable approval. Tenant's contractor shall apply for the building permit for Tenant's Work and Tenant shall be responsible for and shall pay all fees and expenses for securing the building permit and all other permits necessary for construction of the tenant improvements.


                                    EXHIBIT B
                                     Page 3

        4.5 "As-Built" Plans. A set of "as-built" plans of the Premises, in such form and detail as reasonably required by Landlord, shall be delivered to Landlord within sixty (60) days after Tenant's occupancy.

        5.      CONSTRUCTION OF TENANT'S WORK.

        5.1 Tenant's Contractor. Tenant will enter into a construction contract with a contractor selected from a list preapproved by Landlord for construction of Tenant's Work ("TENANT'S CONTRACTOR"). Except as otherwise provided in the Lease, during the construction of Tenant's Work prior to the Commencement Date, Tenant shall not be charged for normal building services provided to the tenants of the Building during Business Hours.

        5.2 Performance. Tenant shall perform, through Tenant's Contractor, all work shown on the approved Tenant's Plans, in strict accordance with such plans, and in a professional and workmanlike manner and in strict accordance with code. Tenant shall comply, and will cause its agents, contractors and employees to comply, with all construction rules and regulations of the Building as set forth in Schedule 1 attached hereto (which rules shall be subject to change from time to time upon reasonable advance notice to Tenant and its contractors). Tenant represents and warrants to Landlord that it shall not cause or permit Tenant's Contractor to do any work in the Project that is not in strict accordance with the approved Tenant's Plans, without first obtaining Landlord's prior written consent.

        5.3 Deliveries. Tenant's Contractor shall coordinate the scheduling of deliveries of materials with Landlord, and the timing of such deliveries shall be subject to Landlord's reasonable approval. Landlord may require that delivery of construction materials be made at a time other than during Building Hours.

        5.4 Insurance. Throughout the performance of Tenant's Work, Tenant, at its expense, shall carry, or cause to be carried, workers' compensation insurance as required by law and general liability insurance, with completed operations endorsements, for any occurrence in or about the Building, in such coverage limits and with insurers in each case meeting the requirements of
Article 10 of the Lease. The Landlord Parties shall be designated as additional insured parties on the insurance policies. Tenant shall furnish Landlord with evidence satisfactory to Landlord that such insurance is in effect before the commencement of Tenant's Work, and, on request of Landlord during construction, Tenant shall provide evidence satisfactory to Landlord that the insurance remains in effect.

        5.5 Liens and Violations. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Work, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the Building and Safety Department of the City of Dallas or any other public authority. Tenant shall not utilize materials in Tenant's Work (except with respect to Tenant's Property) that are subject to security interests or liens. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all mechanics' liens, stop notices and other liens and encumbrances or claims of liens or encumbrances filed in connection with Tenant's Work, Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles installed in the Premises; and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance, or claim of lien or encumbrance, its removal or any related action or proceeding. Tenant, at its expense, shall satisfy or discharge of record each stop notice, lien or encumbrance within 30 days after it is filed. If Tenant fails to do so, Landlord shall have the right to satisfy or discharge the stop notice, lien or encumbrance by payment to the claimant on whose behalf it was filed, by the posting of a bond, or by other action. Tenant shall reimburse Landlord on demand for the costs and expenses so incurred by Landlord, as Additional Charges, and without regard for any defense or offset that Tenant may have had against the claimant, but neither Landlord's curative action nor the reimbursement of Landlord by Tenant shall cure Tenant's default in failing to satisfy or discharge the lien or encumbrance.


                                    EXHIBIT B
                                     Page 4

        5.6 Indemnity. Tenant will be directly responsible to Landlord for the performance of Tenant's Contractor, and will indemnify, defend and hold harmless Landlord, Landlord's Affiliates and Landlord's managing agent from any cost, expense, claim, lien, loss, damage or liability in connection with (i) the construction contract with Tenant's Contractor, (ii) with the performance of Tenant's Work, and (iii) any defects in the Tenant Improvements, Base Building, or Building systems and equipment which Landlord elects in its reasonable discretion to repair that arise as a result of Tenant's Work.

        5.7 Inspection by Landlord. Landlord shall have the right to inspect Tenant's Work at any reasonable time, and may reasonably reject work that does not conform with applicable laws or Tenant's Plans.

        5.8 Code Requirements. Tenant shall bear all costs and expenses of constructing Tenant's Work in compliance with code and shall be responsible, at its expense, for obtaining, and, if requested by Landlord, furnishing copies to Landlord of, all governmental permits, certificates, and approvals necessary for the commencement and prosecution of Tenant's Work and for final approval thereof upon completion.

        5.9 Construction Supervision Fee. Landlord may, at its option, retain a construction supervisor to oversee the construction and performance of Tenant's Work and Tenant agrees to reimburse Landlord for Landlord's actual costs incurred as a result of Landlord's review and involvement with Tenant's Work.

        5.10 Contractor's Warranties and Guaranties. Tenant hereby assigns to Tenant all warranties and guaranties by Tenant's Contractor relating to the Tenant's Work, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant's Work. Such warranties and guaranties of Tenant's Contractor shall guarantee that Tenant's Work shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof, and Tenant's Contractor shall be responsible for the replacement or repair, without additional charge, of the Tenant Improvements that shall become defective within one (1) year after completion of Tenant's Work. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Tenant's Work.

        6.      TENANT'S ALLOWANCE.

        6.1 Amount. Tenant shall receive an Allowance in the amount specified in Paragraph 1.2 above. The Allowance shall be used for the costs of construction of Tenant's Work, including hard and soft costs; provided that in no event shall the Allowance be used by Tenant for any portion of the cost of Tenant's property and equipment to be installed within the Premises or License Areas.

        6.2 Payment of Allowance. The Allowance shall be paid in one lump sum payment following completion of Tenant's Work and satisfaction of each of the following terms and conditions. Following completion of Tenant's Work, Tenant shall submit each of the following: (i) invoices for the Tenant's Work, with sufficient back-up billings from subcontractors, suppliers and providers of services to give Landlord a complete financial accounting regarding each invoice to be reimbursed by Landlord, (ii) a certificate signed by Tenant's Architect and an authorized representative of Tenant certifying that the Tenant's Work represented by the aforesaid invoices has been satisfactorily completed in accordance with Tenant's Plans and confirming that all of Tenant's Work is complete, (iii) lien waivers by Tenant's contractors, subcontractors and materialmen for all such work, (iv) a general release from the contractor, subcontractors and materialmen regarding Tenant's Work along with final governmental approvals of Tenant's Work and (v) a certificate signed by Tenant and Tenant's Architect certifying that no portion of the Allowance was applied to the costs of Tenant's property or equipment. Landlord shall pay to Tenant the amounts specified in such invoices, not to exceed the Allowance, within 30 days after receipt of all of the information and documentation specified above. Landlord shall have the right to inspect the Premises to confirm the completion of the


                                    EXHIBIT B
                                     Page 5
work covered by such invoices. Appropriate procedures shall be followed by Tenant to assure satisfaction or waiver of any potential mechanics' lien claims. Landlord shall have no obligation to disburse the Allowance to Tenant upon the occurrence and during the continuance of a breach or default by Tenant under the terms of this Tenant Work Letter or the Lease.


                                    EXHIBIT B
                                     Page 6

                             SCHEDULE 1 TO EXHIBIT B

                           BUILDING CONSTRUCTION RULES

        The following are general rules and regulations governing all work in the Building, including Tenant's Work and any Alterations (collectively, "TENANT'S WORK"). The manager for the Building ("BUILDING MANAGER") will be Landlord's representative in coordinating and supervising Tenant's work. Nothing contained in these Construction Rules shall (i) create any contractual obligations for Landlord or Building Manager in connection with Tenant's work or
(ii) in any way affect, modify or supersede any of the terms set forth in this Lease. The Construction Rules may be modified and supplemented from time to time as Landlord may reasonably require for the proper monitoring and control of construction at the Building.

        1. Neither Building Manager nor Landlord will be responsible for any material, equipment, tools or other property belonging to Tenant's general contractor for Tenant's work, or any subcontractors, employees, agents or others associated in any way with Tenant's work.

        2. The Building is equipped with a freight elevator serving all floors. The contractor and all construction personnel must use only the freight elevator for transportation of workers, materials and equipment. No contractor or any construction personnel, nor any materials or equipment, are permitted in, nor shall any of the foregoing be transported in, the passenger elevators. If the contractor or any construction personnel are found in the passenger elevators, the contractor or subcontractor may be removed from the job and the elevators will be immediately inspected for damage. All damage resulting from such use shall be corrected by Building Manager at Tenant's expense.

        3. The contractor shall furnish Building Manager with a list of subcontractors prior to commencement of Tenant's work. This list will include phone numbers and contacts for the contractor and each subcontractor, including home and emergency telephone numbers. Any persons not on the approved contractor list will be denied access to the Premises. NO EXCEPTIONS. Access badges, authorizing access to the Premises, will be issued by Building Manager to all personnel designated by the contractor on such list. The contractor and all construction personnel working over the weekend and after the normal hours shall provide Building Manager with a list of workers 24 hours prior to the worker being on site or they will be denied access. The list should also include an estimated time the contractor and all construction personnel will be working, the location of the work to be done, the number of employees and the working supervisor who will be present in the Building during the performance of the work. Any deviation will require Building Manager's approval.

        4. Unless Building Manager requires otherwise, all contractors and other construction personnel shall enter and exit through the loading dock or main lobby at all times. Additionally, all contractors and subcontractors shall sign in and sign out at the security desk. Building security personnel have the right to inspect all tool boxes of any and all construction personnel upon departure from the Building. Loading dock and freight elevator procedures and hours will be provided by Building Manager.

        5. When working on a tenant-occupied floor, all deliveries are to be accepted, moved and delivered to the contracted suite by 7:30 a.m. All equipment and material deliveries shall be made at the loading dock or service entry between the hours of 6:00 p.m. and 6:00 a.m. Monday through Friday or all day Saturday and Sunday via a freight reservation. If deliveries are to be made at other times, prior approval must be obtained from Building Manager. At no other time will material be transported through the Building lobby or public areas unless specifically authorized in writing. When making deliveries, reinforced, non-staining masonite board acceptable to Building Manager must be installed by the contractor (in a manner approved by Building Manager) to protect all wall and floor finishes, including the freight elevator. The contractor and subcontractors shall consult with Building Manager for complete rules and procedures relating to corridor, elevator and public area protection. All contractors and other construction personnel shall leave the Building lobby and other public areas in a neat and clean


                             SCHEDULE 1 TO EXHIBIT B
                                     Page 1
condition consistent with other Comparable Buildings (including, without limitation, sweeping and mopping the lobby floors, dusting all furniture in the lobby and otherwise removing all debris and dust) and otherwise in a condition satisfactory to Building Manager and Landlord. Tenant shall be responsible for all costs incurred by Building Manager if this clean-up work is not performed satisfactorily.

        6. The contractor must notify Building Manager prior to conducting any of Tenant's work that will require ceiling access, specifying the areas that will be worked on and the length of time needed to complete or perform work in the space.

        7. No drilling, hammering, loud noise, vibrations or disturbances of any nature will be allowed during the business day (i.e., from 8:00 a.m. to 7:00 p.m., Monday through Friday, and from 9:00 a.m. to 2:00 p.m. on Saturday).

        8. The contractor shall keep all spaces affected by Tenant's work clean at all times, including all public areas such as corridors, restrooms, janitor's closets, etc. The contractor shall erect and maintain dust barriers at all exit areas of construction and proper dust covers (including walk-off mats) on the floors at exit areas of construction and at the doors to the freight elevator. The contractor is responsible for taking all extra precautions to safeguard the floors, walls and/or elevators from damage which may be caused by the movement of materials, equipment or debris.

        9.      Sprinkler shut down and construction procedures:

                        a. The contractor or the subcontractor requiring the shutdown and draining of the fire sprinkler system on any floor must follow the Building's procedures for this process.

                        b. All work performed on fire sprinklers and/or fire standpipes must be scheduled with The Building Chief Engineer at least 24 hours in advance.

                        c. Isolation and draining of the sprinkler system must be done by the Building Engineering Department.

                        d. Prior to start of work, the contractor must report to Building Manager on the loading dock, and the contractor will be given instructions and assistance. Building supplied shut-off tags are to be placed on all closed valves.

        10. Construction personnel shall at all times maintain the highest level of project cleanliness. All construction waste and debris shall be removed via the freight elevator or stairs to the loading dock on a daily basis and shall not be allowed to accumulate or produce a fire hazard. No construction waste or debris may be placed in the Building dumpster/compactor. The contractor and all construction personnel shall provide for removal of waste and debris from the Building at their own expense, and shall dispose of all waste and debris in an environmentally safe manner and in full compliance with all laws and ordinances. If a dumpster is required (space allowing), the location must be approved by Building Manager. If the contractor fails or refuses to keep such spaces free of accumulated waste, debris, dust, etc., Building Manager reserves the right to enter such spaces (including the Premises) and to clean and remove the debris, dust, etc. at Tenant's expense. In addition, all public areas, i.e., corridors, restrooms, janitor's closets, etc. shall be maintained and kept free of construction debris, dust, etc.

        11. Removal of combustible objects such as cardboard, empty paint cans, paint rags and other combustible materials shall occur on a daily basis; such objects shall be disposed of in an approved receptacle and in an environmentally safe manner in full compliance with all laws and ordinances. The storage of all flammable liquids (paint, lacquer thinners, paint thinners, etc.) shall be in UL approved fire rated (for flammable liquids) storage cabinets or the liquids are to be removed from the Building daily. If such liquids are to be stored in the proper storage cabinets, Building Manager shall be notified of their existence, location and quantity. Upon completion of Tenant's work, all remaining flammable liquids shall be removed from the Building and disposed


                             SCHEDULE 1 TO EXHIBIT B
                                     Page 2
of in an environmentally safe manner in full compliance with all laws and ordinances. Any flammable or hazardous materials (i.e. paint) may only be stored on the Premises with permission of Building Manager who shall designate an area for such storage. No gasoline operated devices (e.g., concrete saws, coring machines, welding machines, etc.) shall be permitted within the Building. All work requiring such devices shall be performed by means of electrically operated substitutes. All approved gas and oxygen canisters shall be properly chained and supported to eliminate all potential hazards. At the completion of use, said containers shall be promptly removed from the Building.

        12. All electrical and telephone rooms on construction floors are to be kept clean and orderly at all times and must be locked at the end of each workday. These rooms cannot be used as storage for tools or supplies. At the end of each day, all garbage and wire remnants are to be removed and a clear pathway maintained to all panels. Initial access to electrical and telephone equipment rooms must be arranged through Building Manager. Keys will be issued by Building security. Doors to electrical and telephone equipment rooms may not be propped or blocked open in any way. Tenant equipment may not be installed in electrical rooms. All panels are to be replaced and properly labeled upon completion of work. All penetrations through floors, walls and ceilings shall be properly fire rated upon completion.

        13. Upon completion and termination of all electrical circuits, and before energizing, the contractor must notify the Building's engineer so that a neutral to ground bonding test can be performed.

        14. Specific restrooms will be designated for use by construction personnel. The contractor is responsible for maintenance while using such designated restrooms. Upon completion of Tenant's work, the contractor will be responsible for restoring all designated restrooms to their original state. Anyone found using restrooms other than those specified, or anyone using the janitorial closets, will be subject to dismissal. No one is permitted to use the janitorial closets without Building Manager permission. Janitors' slop sinks cannot be used for disposal of flammable material, hazardous waste or drywall.

        15. Any use of telephone room chase way must be approved in advance by the Building's engineer.

        16. Construction personnel are not permitted to block open stairway doors and electrical room doors. These doors provide the fire protection required by code. Continued violation of this provision shall be subject to a $300 fire. Janitorial doors shall be kept closed at all times on occupied tenant floors. During construction of Tenant's work, stairwells and fire doors leading to stairwells may not be blocked with materials, equipment, trash or debris of any kind. Fire doors may not be propped or blocked open in any fashion or in any way. Keys will be issued by Building security. Stairwells may not be used for the storage of any equipment, materials, trash or debris of any kind and are to be kept clear at all times. During construction of Tenant's work, air conditioning smoke dampers may not be propped open.

        17. All smoke detectors in the construction areas are to be protected during construction, demolition, sweeping, clean-up or other operations that may cause considerable dust or smoke. At the end of each work day, after the dust has settled, each smoke detector that has been protected during the day is to be uncovered to ensure proper operation.

        18. Each contractor and all construction personnel are to take adequate precautions to prevent the accidental tripping of the fire alarm system. False alarms shall be fined at $400 per offense. All management and other costs connected with resetting false alarms initiated by the contractor or any construction personnel will be charged to the Tenant's account. At completion of every work day, the fire-life-safety system shall be left trouble and alarm free. The contractor must notify the Building's engineer of said status before leaving the job site.

        19. The contractor must provide and keep available at least four currently certified 10 pound ABC fire extinguishers on each floor during construction. They are to be placed inside


                             SCHEDULE 1 TO EXHIBIT B
                                     Page 3
the controlled area, and all workers are to be informed as to their location and proper use. In addition, construction personnel shall be informed by their supervisors of the means of egress from the floor in case of an emergency, location of fire pull stations and locations of wet stand pipes.

        20. All "J" boxes and fire-life-safety conduits that are installed during the construction of Tenant's work must be marked with red spray paint. All fire-life-safety wiring must be done strictly in accordance with Building specifications (contact the Building's engineer for such wire specifications). Failure to adhere to the required color code may result in costly, time-consuming rewiring. Only life-safety contractors designated or approved by Building Manager will be allowed to install and/or connect life-safety devices (i.e., speakers, pull stations and smoke detectors).

        21. Prior to core drilling, the contractor must inform Building Manager of the locations of the core drill for the review and approval of the Building's engineer. All core drills are to be located from the underside to prevent damage to any of the exposed fire-life-safety conduits on the underside of the decking. If cores are to be wet-drilled, slurry run-off shall be contained and must not be allowed to reach tenant areas below the construction. Any slurry that does migrate to the floor below shall be cleaned by the contractor at its expense. Coring hours will be 8:00 p.m. to 7:00 a.m. Any penetrations made in steel structural beams are to be approved in advance by the Building's engineer and permitted by government authorities, if applicable.

        22. Any damage sustained during construction of Tenant's work to electrical rooms, telephone rooms, storage closets, janitor closets, restrooms, or freight lobbies is the responsibility of the Tenant. A list of pre-existing damage to these areas should be submitted to Building Manager, and should be acknowledged by Building Manager, prior to commencement of Tenant's work.

        23. The contractor must notify Building Manager at least 24 hours prior to commencing any painting or varnishing. Any spray painting with solvent based paints must be preapproved by the Dallas Fire Department. Painting of elevator doors is to be supervised by the elevator maintenance company appropriate to the Building.

        24. Building Manager shall at all time have access to the areas in which Tenant's work is ongoing regardless of its state, preparation and progress. Building Manager reserves the right to inspect work, stop work and/or have a worker removed from the job at any time during Tenant's work if these Rules and Regulations are not being followed.

        25. The Building shall provide electrical service consisting of 120V outlets with 15A/20A capacity. Any power requirements in excess of that listed per the Lease shall be the responsibility of the contractor. The contractor shall provide temporary electrical devices within the Premises for its subcontractors' use. The contractor will not be permitted to run extension cords through public space. The contractor shall use reasonable measures to minimize energy consumption in the construction area when possible. The Building shall pay for normal electrical consumption during the construction process. All lights and equipment must be turned off at the end of the contractor's business day. If the contractor or any construction personnel leave lights or equipment on during off hours, Building Manager reserves the right to receive from Tenant just compensation for excessive electrical consumption.

        26. The contractor and each subcontractor shall implement and maintain an accident prevention program and an employee safety training program. All persons on the job, regardless of whose direct payroll they are on, are required to respond to safety instructions from the contractor's supervisor. Persons who do not respond shall be removed from the job.

        27. The contractor shall cover all return air transfers when working next to a tenant-occupied space to control the transmission of dust and dirt. Covering must be removed at the completion of daily construction. The contractor shall keep all tenant entrance and exit doors


                             SCHEDULE 1 TO EXHIBIT B
                                     Page 4
closed to restrict the movement of dust or dirt and shall close-off temporary openings with polyurethane approved by the Dallas Fire Department. Due to local fire codes, no openings may be made on a tenant-occupied floor to the corridor unless materials are being delivered. All HVAC filters in fan rooms shall also be delivered in operable condition at time of completion (thus temporary filter should be added to the existing filter). Pre-filters should be installed over all return air openings until finished floors are installed. If Building filters or equipment require replacement or cleaning due to construction dust, the contractor will be charged. The contractor shall verify with the Building's engineer prior to installation of pre-filters.

        28. Upon completion of Tenant's work, the contractor shall submit complete sets of marked-up as-built drawings and record documents to the architect (or space planner) for approval. Upon approval, these shall be forwarded to Building Manager. In addition, Building Manager shall be allowed to obtain, at no cost to Tenant or the contractor, copies of manuals for each item of equipment and apparatus furnished in connection with the Tenant's work.

        29. At the completion of Tenant's work, the contractor and each subcontractor, along with Building Manager's Building maintenance personnel, shall direct the checkout of utilities, operation systems and equipment for readiness, shall assist in their initial start-up and testing by subcontractors and shall provide general familiarization training for Building Manager personnel during the checkout and startup period.

        30. No tobacco smoking or chewing will be permitted in occupied or public areas. Smoking is allowed only in designated areas approved by Building Manager. It is understood that Building Manager, in its sole discretion, may choose not to designate any approved areas in the Building for smoking.

        31. No radios or other non-functional sound producing equipment will be permitted on any floor (unless required by code).

        32. Respect must be shown to the Building tenants at all times. Rude and obscene behavior, including foul and abusive language, will be not be tolerated. Offenders will be asked to remove themselves from the Premises and shall not be permitted to return.

        33. All work performed within the Building's conduits, risers and pathways (including, without limitation, cabling or wiring to the rooftop of the Building), work on the rooftop and work which affects or may reasonably be expected to affect Building systems (such as plumbing, electrical, HVAC, fire-life-safety, emergency power or the like) must be performed by bonded contractors or subcontractors specifically approved in advance by Landlord. Upon request, the Building Manager will provide Tenant with a list of approved contractors or subcontractors for certain types of projects. Access to the rooftop shall be scheduled in advance with the Building Manager. A Building engineer shall accompany all persons performing work or inspecting equipment on the rooftop, including in the case of emergency, except as otherwise agreed in Tenant's Lease. If rooftop access is required during other than Building Hours, Tenant shall pay the cost of the Building's engineer for the time spent accompanying Tenant's contractor or other agent to the rooftop.

        34. No one shall be allowed to endanger the Building, its premises or its occupants in any manner whatsoever. If such a situation occurs, the contractor, any subcontractor, supplier, etc., shall immediately take steps to correct and eliminate the hazardous condition. In the event that the contractor's personnel fail to perform in a satisfactory manner, the Building Manager reserves the right to immediately take steps to remedy the hazard at the contractor's expense.

        35. All corrective work or work performed in occupied spaces at any time must be scheduled and approved by Building Manager and must be immediately cleaned up by the workmen prior to their leaving the job or at the end of the business day if the project is on-going. The contractor shall be responsible for all costs incurred by Building Manager if this clean-up work is not performed satisfactorily.


                             SCHEDULE 1 TO EXHIBIT B
                                     Page 5

        36. All traffic control, flagmen, barricades, etc., as may be necessary or required by any agency having jurisdiction shall be the sole responsibility of and at the expense of the contractor.

        37. Tenant shall contact the Building Manager to schedule work on the following Building systems: (Any disruption of services will be scheduled at Building Manager's discretion.)

                        A.      Domestic water.

                        B.      Fire alarm or speaker.

                        C. Electrical tie-ins to Base Building or the addition of equipment to any suite other than the Tenant suite except subpanels located within the Tenant premises.

                        D.      Sprinkler system.

                        E. Any work that will take place outside the demised Premises.

                        F.      Any tie-ins that may affect other Tenant spaces.

        If a Building alarm is turned off for the contractor's work, the contractor must notify Building Manager upon completion so the system can be tuned back on as soon as possible.

        38. No graffiti or vandalism will be tolerated. Any individual caught in the act shall be immediately removed from the Premises and will not be allowed to return. In addition, all repairs will be at the contractor's expense.

        39. Wet paint signs must be posted in all public areas when appropriate.

        40. The contractor/subcontractors may park in designated spaces only. Any vehicles found in unauthorized spaces will be subject to towing.

        41. No contractor shall be allowed to start any work in the Building without having a current certificate of insurance on file with Building Manager. The contractor must keep current insurance certificates on all subcontractors. Any contractor or subcontractor performing work found not to have current insurance will be immediately ordered off the Premises.

General contractors shall list the following as additionally insured:

                       Dallas Carrier Associates, Ltd.
                       Dallas Carrier, Inc.

        42. The contractor/subcontractors shall obtain and pay for a City of Dallas business license.

        43. The contractor/subcontractors shall obtain at their expense, all permits and licenses necessary to perform the work and shall obtain at their expense, all permits and licenses necessary to perform the work and shall comply will all laws, ordinances, State and Federal government regulations, and all rules or regulations of any board or commission or other duly qualified body.

        44. All work shall be performed in accordance with all applicable laws and the rules and regulations of all City, State and Federal agencies having jurisdiction over the work.

        45. No work is to be performed, nor materials stored in public areas. No staging of trucks or materials will be allowed in areas which may affect traffic flow to the surrounding properties or ingress and egress to Building entrances, fire lanes, reserved parking areas, etc.


                             SCHEDULE 1 TO EXHIBIT B
                                     Page 6

        46. Rubber wheels are required on all vehicles transporting materials in the Building.

        47. All equipment and material will be designed and attached for seismic loading in accordance with governmental agencies having jurisdiction over the work.

        48.     Material storage shall be limited to the Premises.

        49. The contractor, or its agent, shall provide safety barricades or cables at floor penetrations.

        50. Tenant shall take such action as is necessary to confirm that all contractors, subcontractors and other construction personnel are aware of these construction rules, including, if necessary, requiring each to sign a copy hereof.


                             SCHEDULE 1 TO EXHIBIT B
                                     Page 7

                                    EXHIBIT C

                              CARRIER CENTER DALLAS

                           NOTICE OF LEASE TERM DATES


To:     _________________________________
        _________________________________
        _________________________________
        _________________________________

        Re: Office Lease dated _____________, 19___ between Dallas Carrier Associates, Ltd., a Texas limited partnership ("Landlord"), and _____________________, a __________________________ ("Tenant")
                concerning Suite ___________ on floor(s) _______________ of the office building located at 400 Akard Street, Dallas, Texas.

Gentlemen:

        In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

        1. The Lease Term shall commence on or has commenced on ________________ for a term of _____________________ ending on _______________.

        2.      Rent commenced to accrue on ________________, in the amount of
___________________.

        3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

        4.      Your rent checks should be made payable to ______________ at
____________________.

        5. The exact number of rentable square feet within the Premises is ____________ square feet.

        6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is ________%.

                                  "Landlord":

                                  DALLAS CARRIER ASSOCIATES, LTD.,
                                  a Texas limited partnership

                                  By: Dallas Carrier, Inc., a Texas corporation;
                                      Its: Sole Managing Partner

                                      By: _____________________________________
                                          Its: ________________________________

Agreed to and Accepted
as of ________________, 19___.

"Tenant":

By: _____________________________
    Its: ________________________


                                    EXHIBIT C
                                     Page 1

                                    EXHIBIT D

                              CARRIER CENTER DALLAS

                              RULES AND REGULATIONS


        Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

        1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

        2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

        3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

        4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

        5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

        6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees


                                    EXHIBIT D
                                     Page 1
of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

        7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

        8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

        9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent.

        10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

        11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material (other than the dry cell batteries used in connection with Tenant's switching equipment). Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

        12. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

        13. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

        14. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

        15. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

        16. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.


                                    EXHIBIT D
                                     Page 2

        17. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

        18. Tenant shall use reasonable best efforts to participate in recycling programs undertaken by Landlord.

        19. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Dallas, Texas without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

        20. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        21. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

        22. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

        23. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

        24. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

        25.     Intentionally Deleted.

        26. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs


                                    EXHIBIT D
                                     Page 3
which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

        27. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

        28. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

        29. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

        30. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

        31. Tenant shall not purchase spring water, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.

        32. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

        Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.


                                    EXHIBIT D
                                     Page 4

                                    EXHIBIT E

                              CARRIER CENTER DALLAS

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE


        The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ________, 199__ by and between Dallas Carrier Associates, Ltd., a Texas limited partnership as Landlord, and the undersigned as Tenant, for Premises on the ________________ floor(s) of the office building located at _________________, Dallas, Texas _____________, certifies as follows:

        1. Attached hereto as EXHIBIT A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in EXHIBIT A represent the entire agreement between the parties as to the Premises and the project of which the Premises are a part.

        2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on ___________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

        3.      Base Rent became payable on ____________.

        4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in EXHIBIT A.

        5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

        6. Tenant shall not modify the documents contained in EXHIBIT A without the prior written consent of Landlord's mortgagee.

        7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________. The current monthly installment of Base Rent is $____________________.

        8. To Tenant's knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

        9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

        10. As of the date hereof, there are no existing defenses or offsets, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

        11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Texas and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

        12. There are no actions pending against the undersigned or any guarantor of the Lease under the bankruptcy or similar laws of the United States or any state.

        13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.


                                    EXHIBIT E
                                     Page 1

        14. To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

        The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at _______________ on the _____ day of __________, 19__.

                                    "Tenant"

                                    ___________________________, a
                                    ___________________________

                                    By: /s/ Signature Illegible
                                        Name: Robert J. Pommer
                                              ----------------------------------
                                        Title: Chief Operating Officer
                                               ---------------------------------


                                    EXHIBIT E
                                     Page 2

                                    EXHIBIT F

                              CARRIER CENTER DALLAS

                               ANTENNA SPACE RIDER

        1. Lease of Antenna Space. Tenant shall have a license to install on the top roof of the Building (a) one telecommunications microwave line of sight antenna as more particularly described below in this section (the Antenna); and (b) one 2-inch conduit to connect such Antenna to the Premises (the "Antenna Conduit"). The Antenna to be installed by Tenant under this Rider shall be in the following sizes and quantities indicated:

        x       less than or equal to 2' diameter antennas

        _____ 2' to 5' diameter antennas

        The space to be occupied by the Antenna and its exact location on the top roof of the Building shall be designated by Landlord in its sole, reasonable discretion and is hereby referred to as the "Antenna Space." The exact location of the Antenna Conduit and its precise route running from the Antenna Space to the Premises shall be designated by Landlord in its sole, reasonable discretion. The space within the Antenna Conduit is hereby referred to as the "Antenna Conduit Space." Effective as of the date Landlord tenders possession of the Antenna Space and the Antenna Conduit Space to Tenant (the "Antenna Space Effective Date"), the Premises shall be expanded to include the Antenna Space and the Antenna Conduit Space.

        2. Use of Antenna Space and Antenna Conduit Space. The Antenna Space shall be used by Tenant only for the installation and operation of the Antenna. The Antenna Conduit Space shall be used by Tenant only for installing the Antenna Conduit and running cable or connecting lines through the Antenna Conduit to connect the Antenna to the Premises.

        The installation of the Antenna, the Antenna Conduit, and cable and connecting lines through the Antenna Conduit shall be performed by contractors approved by Landlord in advance in writing, as described in more detail below. Tenant shall pay all costs for such installation, including the cost of the equipment and materials.

        Landlord may elect to let the contract for such work itself, in which event Tenant shall, within 15 days after written demand from Landlord, pay to Landlord all amounts expended by Landlord for the installation of the Antenna and the Antenna Conduit. Landlord may bill and collect such amounts, as estimated by Landlord in good faith, from Tenant in advance as a condition to proceeding with the work. In such event, Tenant shall pay Landlord such amounts within 15 days after Tenant's receipt of Landlord's good faith estimate of the cost of such work. If the actual cost of the work is different from Landlord's good faith estimate, Tenant shall pay Landlord any additional cost, or Landlord shall refund to Tenant the amount of any excess payment, as the case may be, promptly following completion of the work and Landlord's receipt of all invoices for the work.

        All ongoing operation and maintenance of the Antenna and the Antenna Conduit shall be at the sole cost and expense of Tenant (including, but not limited to, costs of any electrical supply, which, if Landlord so elects, shall be metered separately to Tenant at Tenant's expense). Such ongoing operation and maintenance of the Antenna and the Antenna Conduit shall be conducted by Tenant in accordance with the Lease, all applicable laws (including but not limited to any requirements for obtaining conditional use permits) and all Landlord's building rules in effect from time to time. Without limiting the foregoing, any installation activities by Tenant regarding the Antenna or the Antenna Conduit, and Tenant's ongoing use of the Antenna and the Antenna Conduit, shall require Landlord's prior written approval of (i) the plans and specifications for any installation work; (ii) a description of the areas of the Building to which Tenant will require access both for the initial work and for ongoing maintenance of the improvements or installations; (iii) the names and credentials of all contractors and subcontractors who will perform such work as selected from Landlord's list of contractors and subcontractors currently approved by Landlord for work in the Building; (iv) copies of all liability, casualty and worker's compensation insurance applicable, to the construction, maintenance and ongoing operation of the improvements and installations; and (v) copies of all governmental permits (including conditional use permits) required for the work. Landlord's approval shall not be unreasonably withheld or delayed.

        To avoid interference with frequencies used by other tenants of the Building or those in nearby buildings, Tenant and the respective Customer shall deliver to Landlord prior to the installation of any equipment or the use thereof in the Building, a copy of the FCC (or other agency) grant that awards frequencies to Tenant or to its respective Customer plus a list of its Customers' frequencies. Neither Tenant nor any of its Customers may change its or their respective frequencies without Landlord's prior written consent, which consent shall not be unreasonably withheld, provided, however, that withholding consent because of the use of another tenant of a frequency that may be interfered with by a change in frequency by Tenant or its respective Customers shall not be deemed unreasonable. Given that Landlord does not have any expertise in the determination of frequency interference, Landlord will use only its reasonable efforts to prevent frequency interference by existing or future tenants of the Building and has no obligation to perform any investigations of any such interference. Landlord agrees to give Tenant, prior to the Lease Commencement Date, a written list of the frequencies used by those parties using the roof of the Building for telecommunications purposes as of such date, provided, however, that Landlord specifically disclaims any warranty or representation of the accuracy or completeness of any such list. Tenant and/or its Customers shall perform any investigations of possible frequency interference required hereunder at Tenant's and its Customers sole cost and expense. Tenant represents and warrants to Landlord on behalf of Tenant and all of its Customers that Tenant's or its Customers' use of the Tenant's or its Customers' current frequencies shall not interfere with the frequencies of any such existing tenant. Landlord agrees to allocate to the extent it may lawfully do so, all future frequency wave bands using the Building's roof, on a first come, first served basis.

        In the event that the Antenna does interfere with such operation, transmissions or reception, then (without limiting any other remedy of Landlord) Tenant shall, promptly after written notice from Landlord, use commercially reasonable efforts to curtail such interference.

        3. Removal of Antenna, Cable and Connecting Lines. Tenant agrees that, upon the expiration or termination of the Lease, Tenant (or, at Landlord's election, the contractor designated by Landlord) shall promptly remove, at Tenant's sole cost and expense, the Antenna and all cable, connecting lines, and other installations installed under this Rider (excepting the Antenna Conduit itself, which shall remain the property of Landlord), and restore those portions of the Building damaged by such removal to their condition immediately prior to the installation of such items. If Tenant fails to promptly remove all such items pursuant to this Section 3, or if Landlord elects to have such work performed by Landlord's contractor, Landlord may remove such items installed hereunder, and restore those portions of the Building damaged by such removal to their condition immediately prior to the installation, in which case Tenant agrees promptly to pay Landlord's reasonable costs of removal and restoration, including Landlord's administrative fee.

        4. Miscellaneous. This Rider supersedes all prior or contemporaneous understandings, negotiations or agreements between the parties, whether written or oral, with respect to its subject matter. This Rider is part of and shall be attached as an addendum to the Lease. All terms of the Lease which have not been expressly altered by this Rider shall remain in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Rider to be executed of even date with the Lease to which this Rider is attached as Exhibit F.


"Landlord":                               "Tenant"

DALLAS CARRIER ASSOCIATES, Ltd.,          UNIVERSAL ACCESS, an Illinois
a Texas limited partnership               corporation

By: Dallas Center, Inc., a Texas          By: /s/ Signature Illegible
    corporation;
    Its: Sole Managing Partner                Name: Robert J. Pommer
                                                    ----------------------------
                                              Title: Chief Operating Officer
                                                     ---------------------------

    By: /s/ Signature Illegible
    Kevin Keating, Vice President